Exhibit 1.1

APPROVED BY

Annual General Shareholders’ Meeting
Minutes No. 1 of the Annual General Shareholders’ Meeting dated July 7, 2020.

Chairman of the General Shareholders’ Meeting

(O.V. Korzhov)

Secretary of the General Shareholders’ Meeting

(O.A. Yakunina)

Charter

Public Joint Stock Company

Mechel

(New version)

Moscow, 2020

Article 1. GENERAL PROVISIONS

1.1    Mechel Public Joint Stock Company, hereinafter referred to as the “Company” (the former full corporate name of the Company was registered as Mechel Steel Group Open Joint Stock Company by Inspectorate No. 3 in and for the Central Administrative District for the City of Moscow of the Ministry for Taxes and Collections of the Russian Federation on March 19, 2003), has been founded and operates in accordance with the Civil Code of the Russian Federation, Federal Law No. 208-FZ on Joint Stock Companies dated December 26, 1995 (hereinafter referred to as “Federal Law on Joint Stock Companies”), Federal Law No. 160-FZ on Foreign Investments in the Russian Federation dated July 9, 1999, applicable rules, regulations, laws of all exchanges where the Company’s securities are traded, other applicable laws of the Russian Federation and herewith.

1.2    The Company shall be public joint stock company.

1.3    Holder of the register of shareholders is a professional participant of the securities market with the license to implement the activities on keeping the register (Registrar).

1.4    The Company shall be established for an indefinite period of time.

Article 2. CORPORATE NAME AND LOCATION OF THE COMPANY

2.1    The full corporate name of the Company in Russian shall be –

2.2    The abbreviated corporate name of the Company in Russian shall be –

2.3    The abbreviated corporate name of the Company in English shall be – Mechel PAO.

2.4    Documents of the Company intended for third parties shall contain either of the above names.

2.5    The location of the Company shall be: Moscow, Russian Federation.

Article 3. LEGAL STATUS OF THE COMPANY

3.1    The Company shall be a corporate legal entity and shall own separate property accounted for on the independent balance sheet thereof. The Company shall be entitled on its behalf to acquire and exercise civil rights, have obligations, sue and be sued in a court of law. Until payment of 50 percent of the Company’s shares distributed among its founders, the Company is not entitled to consummate transactions that are not related to the company’s establishment.

3.2    The Company shall be deemed established as a legal entity upon state registration thereof in compliance with the Federal Laws. Legal capacity of the Company arises upon entry of information about its creation in the unified state register of legal entities and is terminated upon entry of information about termination in the specified register.

3.3    The Company shall have a round seal containing the full corporate name thereof in Russian and an indication as to the location thereof. The seal may also contain the corporate name of the Company in any foreign language. The Company shall be entitled to have stamps and letterheads bearing the name thereof, its own emblem, as well as trademarks and other means of visual identification registered in the established manner.

3.4    The Company shall be entitled to duly open bank accounts in the territory of the Russian Federation and abroad.

3.5    The Company shall be entitled to establish subsidiaries and open representative offices in the territory of the Russian Federation in compliance with the laws of the Russian Federation. Representative offices and subsidiaries shall be specified in the unified state register of legal entities.

Establishment by the Company of subsidiaries and opening of its representative offices outside the territory of the Russian Federation shall also comply with the laws of the foreign state where such branches and representative offices are located, unless otherwise provided for in the international agreement of the Russian Federation.

3.6    Subsidiaries and representative offices shall operate on behalf of the Company that is responsible for their operations.

3.7    A subsidiary of the Company shall be a separate unit thereof located outside the location of the Company that performs all functions thereof, including those of a representative office or part thereof.

3.8    A representative office of the Company shall be a separate unit thereof located outside the location of the Company that represents interests of the Company and providing protection thereof.

3.9    The Company shall allocate property to subsidiaries and representative offices. Subsidiaries and representative offices shall not be legal entities and shall operate on the basis of regulations thereon approved by the Company.

3.10    The property of subsidiaries and representative offices shall be accounted both on their separate balance sheets and balance sheet of the Company.

3.11    Resolution on establishment of a subsidiary or representative office and liquidation thereof, approving regulations thereon, resolution on appointing heads shall be taken by the Board of Directors of the Company in compliance with the laws of the country where such subsidiaries and representative offices are established.

3.12    Heads of subsidiaries and representative offices shall act by virtue of a power of attorney issued by the Company.

3.13    The Company shall be entitled to have affiliates with rights of a legal entity established in compliance with the applicable laws of the Russian Federation in the territory of the Russian Federation and in compliance with the laws of a foreign state where such branch is located, unless otherwise provided for in international agreement of the Russian Federation.

3.14    The Company shall be entitled to acquire and possess securities (shares in the capital) of other legal entities in compliance with the applicable laws.

3.15    Works and services shall be performed/rendered at prices, tariffs and in forms established by the Company independently, except for cases stipulated by the applicable laws.

Article 4. OBJECTIVES, SUBJECT MATTER AND TYPES OF OPERATIONS OF THE COMPANY

4.1    The main objective of the Company is to make profit and to fully and qualitatively meet the demand of legal entities and individuals in products (works and services) manufactured (performed, rendered) by the Company.

4.2    The Company shall have civil rights and bear responsibilities required for performing any types of operations not prohibited by Federal Laws.

4.3    The Company shall participate in business operations using the Company’s property with the objective of making profits in the interests of shareholders.

4.4    The following are the activities that the Company may perform:

4.4.1    capital investments in securities;

4.4.2    business management of coal mining and processing;

4.4.3    business management of metallurgical production;

4.4.4    business management of retail and wholesale trade in metallurgical, coal and other products;

4.4.5    supply and sales;

4.4.6    organization of manufacturing and sales of products, retail and wholesale trade;

4.4.7    logistical and sales management;

4.4.8    market research, consulting in marketing management;

4.4.9    consulting in financial management of companies, design of accounting systems, production cost accounting programs, budget and management control procedures;

4.4.10    advising on human resources management;

4.4.11     advising on efficiency and control planning, organization and assurance;

4.4.12    providing public relations services;

4.4.13    providing other services related to company management;

4.4.14    advising on accounting and taxation, business operations and company management;

4.4.15    providing assistance and practical help in civil, arbitration or administrative court hearings, in the arbitral court, in the international commercial arbitration court and other bodies established for dispute settlement;

4.4.16    advising on state registration of title to real estate and transactions therewith;

4.4.17    providing recommendations and consultations on general issues, preparation of legal documents, company charters and similar documents related to establishment of companies, patents and copyright agreements, preparation of legal acts, powers of attorney, etc.;

4.4.18    market research, including market potential, acceptability of products, awareness of products and buying habits of consumers for the purposes of promoting the goods and developing new types of products, including statistical analysis of results;

4.4.19    transportation and logistics;

4.4.20    foreign economic activity.

4.5    The Company shall be entitled to perform other operations not prohibited by the laws of the Russian Federation.

4.6    The Company shall be entitled to be engaged in certain types of operations with the list determined by Federal Laws only on the basis of a special permit (license).

4.7    If conditions for issuing a special permit (license) for being engaged in a certain type of operations require that such operations be exclusive, the Company shall not be entitled to perform other operations, except for the operations stipulated by the special permit (license) for the term of the special permit (license).

Article 5. LIABILITY OF THE COMPANY AND SHAREHOLDERS

5.1    The Company shall be liable for all its obligations with all the property it owns.

5.2    The Company shall not be liable for obligations of shareholders thereof.

5.3    Shareholders shall not be liable for obligations of the Company and shall bear the risk of losses related to operations thereof to the extent of the value of shares owned by them.

5.4    Shareholders who have not paid their shares in full shall be jointly liable for obligations of the Company to the extent of the unpaid portion of shares owned by them.

5.5    If insolvency (bankruptcy) of the Company is caused by actions (omissions) of shareholders thereof or other persons who are entitled to give instructions obligatory for the Company or otherwise have an opportunity to determine actions thereof, a subsidiary liability for the Company obligations may be placed on such shareholders and other persons in case of insufficiency of the Company property.

5.6    Insolvency (bankruptcy) of the Company shall be deemed to be caused by actions (omissions) of shareholders thereof or other persons who are entitled to give instructions obligatory for the Company or otherwise have an opportunity to determine actions thereof, only if they used such right and (or) opportunity to cause the Company to perform actions knowing in advance that insolvency (bankruptcy) of the Company would ensue

5.7    The state and bodies thereof shall not be liable for obligations of the Company and the Company shall not be liable for obligations of the state and bodies thereof.

Article 6. FOUNDATION DOCUMENTS OF THE COMPANY

6.1    This Charter shall be the foundation document of the Company.

6.2    Requirements of the Charter of the Company shall be obligatory for all bodies of the Company and shareholders thereof.

6.3    Introduction of amendments and supplements to the Company Charter or approval of the Company Charter in a new version shall take place in compliance with resolution of the General Shareholders’ Meeting of the Company taken by a three quarters majority of the votes of holders of voting shares who attended the General Shareholders’ Meeting of the Company, except for cases stipulated by clauses 2-6 of Article 12 of the Federal Law on Joint-Stock Companies.

Article 7. CHARTER CAPITAL OF THE COMPANY

7.1    Charter Capital of the Company amounts to 5,550,276,600 (five billion five hundred fifty million two hundred seventy-six thousand six hundred) rubles.

7.2    Charter Capital of the Company is composed of nominal value of 416,270,745 (four hundred sixteen million two hundred seventy thousand seven hundred forty-five) ordinary registered shares with the nominal value of 10 (ten) rubles each and 138,756,915 (one hundred thirty-eight million seven hundred fifty-six thousand nine hundred fifteen) preferred registered shares with the nominal value of 10 (ten) rubles each.

7.3    The amount of placed shares of the Company is 555,027,660 shares, including:

•	416,270,745 (four hundred sixteen million two hundred seventy thousand seven hundred forty-five) being ordinary registered shares;

•	138,756,915 (one hundred thirty-eight million seven hundred fifty-six thousand nine hundred fifteen) being preferred registered shares

7.3.1    The form of share issue is a book-entry one. The Company’s shares distributed upon its establishment have been fully paid.

7.4    The number of authorized shares of the Company is entitled to place in addition the ones already placed is 81,698,341 (eighty one million six hundred ninety-eight thousand three hundred forty-one) ordinary registered shares with the nominal value of 10 (ten) rubles each. Shares shall be issued in the book-entry form. The form of share issue is a book-entry one.

7.5    The authorized shares entitle their owners to the same rights as the placed ones of the corresponding class (type) stipulated hereby.

Article 8. INCREASE OF THE CHARTER CAPITAL

8.1    The charter capital of the Company may be increased by increasing the nominal value of shares or issuing additional shares.

8.2    The resolution to increase the charter capital of the Company by increasing the nominal value of shares shall be taken by the General Shareholders’ Meeting.

8.3    The resolution to increase the charter capital of the Company by issuing additional shares shall be taken by the Board of Directors, except for cases when in compliance with the Federal Law on Joint-Stock Companies this resolution can only be taken by the General Shareholders’ Meeting.

8.3.1    The Resolution of the Board of Directors of the Company to increase the charter capital of the Company by placing additional shares shall be taken unanimously by all members of the Board of Directors with the votes of retired members of the Board of Directors not taken into account.

8.3.2    If the Board of Directors fails to reach a unanimous resolution to increase the charter capital of the Company by placing additional shares, the Board of Directors may resolve to refer the issue of increasing the charter capital of the Company by placing additional shares to the General Shareholders’ Meeting for consideration.

8.4    When increasing the charter capital the Company shall be guided by restrictions established by the applicable laws of the Russian Federation.

8.5    The resolution on increasing the share capital by placing additional shares shall determine a number of additional ordinary and preferred shares of each type within the number of authorized shares of this category (type), method of placement, cost of additional shares issued by subscription, the procedure of determining (including exercise of the pre-emptive right to purchase additional shares) or an indication that such price or procedure for its determination will be established by the Board of Directors no later than the beginning of shares placement, the form of payment of additional shares distributed by subscription. The resolution may also determine other conditions of placement.

8.6    The charter capital of the Company by placing additional shares may be increased at the expense of the Company property. The charter capital of the Company may be increased by increasing the nominal value of shares only at the expense of the Company property. The amount the charter capital of the Company is increased by at the expense of the Company property shall not exceed the difference between the cost of net assets of the Company and the amount of the charter capital and reserve fund of the Company. When increasing the charter capital of the Company at the expense of the property thereof by pacing additional shares, these shares shall be distributed among all shareholders. Each shareholder shall receive shares of the same class (type) he/she owns in proportion to the number of shares owned by him/her.

It shall not be allowed to increase the charter capital of the Company by placing additional shares, resulting in forming split shares

Article 9. REDUCTION OF THE CHARTER CAPITAL

9.1    The Company shall be entitled to, and in cases stipulated by the Federal Law on Joint-Stock Companies shall reduce the charter capital thereof.

9.2    The charter capital of the Company may be reduced by reducing the nominal value of shares or reducing their aggregate number, including by means of acquiring a portion of shares in cases stipulated by the Federal Law on Joint-Stock Companies.

9.3    The resolution to reduce the charter capital by reducing the nominal value of shares or by acquiring a portion of shares for the purposes of reducing the aggregate number thereof shall be taken by the General Shareholders’ Meeting.

9.4    The charter capital may be reduced on the basis of a resolution of the General Shareholders’ Meeting on reducing the charter capital by canceling the shares acquired by the Company in the following cases:

9.4.1    if shares the title to which reverted to the Company due to failure on the part of a founder to fully pay for such shares within the established period of time were not sold within one year after their acquisition by the Company;

9.4.2    if shares bought back by the Company as required by the shareholders were not sold within one year upon transfer of title to these shares to the Company;

9.4.3    if shares acquired by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies were not sold within one year upon their acquisition.

9.5    The Company’s charter capital can be reduced in accordance with the Federal Law on Joint-Stock Companies.

9.6    Within three business days upon the Company’s resolution to reduce the share capital, the Company shall notify the relevant authority responsible for state registration of corporate bodies accordingly and publish two monthly notices of share capital reduction in the mass media where legal entities’ state registration details are available.

9.7    The Company’s creditor, if his/her claim rights arise prior to publication of notice of the Company’s share capital reduction, within 30 days of the latest publication of this notice shall claim early performance by the Company of the relevant obligation or, where early performance is not possible, termination of this obligation and reimbursement of related losses. Time allowed for such claims shall be six months upon the last publication of the Company’s share capital reduction notice.

Article 10. SHARES OF THE COMPANY

10.1    A share is a security issued by the Company that entitles its owner (shareholder) to a portion of profits of the Company in the form of dividends, participation in management of the Company and portion of the property remaining after liquidation.

10.2    The shares shall be issued in the book entry form; owners of shares (shareholders) shall be established on the basis of an entry in the register of shareholders of the Company.

10.3    The Company shall be entitled to issue ordinary and all classes (types) of preferred shares with conditions of issuance not contradicting the applicable laws of the Russian Federation.

10.4    All shares of the Company shall be registered.

10.5    Shares owned by any founder of the Company grant voting rights regardless of their full payment. If the shares are not fully paid within one year from the date of state registration of the Company, the shares, offering price of which coincides with the unpaid amount (value of property not transferred for payment of shares), shall revert to the Company.

10.6    Nominal value per one share of the Company amounts to 10 (ten) rubles.

10.7    If the Company places equity securities convertible into shares of a certain category (type), the number of authorized shares of this category (type) shall not be less than the number required for conversion during the period of circulation of these securities. The Company may not make a decision to restrict the rights granted by shares into which securities placed by the Company can be converted without the consent of the owners of these securities.

10.8    Payment for shares distributed among founders of the Company at the time of establishment and additional shares placed by subscription may be made with cash, securities, other property, property rights or other rights having monetary valuation (only such rights to intellectual property may be used as payment for shares of the Company that have a material (documentary) form recognized by the applicable laws of the Russian Federation and may be disposed of by their owner and sold to any authorized person). Other securities issued by the Company can be paid only in cash.

10.9    Additional shares and other securities of the Company placed by subscription shall be placed on condition of their full payment. When additional shares or other Company’s securities are not paid in cash, the monetary valuation of the property contributed as payment for shares shall be made by the Board of Directors in compliance with Article 77 of the Federal Law on Joint-Stock Companies.

10.10    When paying for shares not in cash, a valuator shall be involved to determine the market value of such property, unless otherwise stipulated by the Federal Law. The monetary valuation of the property made by founders of the Company and the Board of Directors cannot exceed the valuation made by a valuator. Additional shares can be paid up by way of set-off of cash claims to the Company in case such shares are placed by way of close subscription.

10.11     Shares that revert to the Company shall not give the right to vote, shall not be taken into account when counting votes, dividends shall not be paid on them. In this case, within one year upon acquisition of these shares the Company shall resolve on reduction of the Company’s share capital or, for the purpose of paying up the share capital pursuant to the Company’s Board resolution, sell the above shares at a price equal to or higher than the market value.

10.12    The procedure for conversion of equity securities of the Company shall be determined by the decision on issue of equity securities convertible to shares. The procedure for conversion of preferred shares of the Company to other shares of the Company shall be determined by the decision on issue of preferred shares convertible to shares according to the Company shares.

10.13    The terms and procedure for conversion of shares and other equity securities of the Company during its reorganization are determined by the relevant decisions and agreements in accordance with the Federal Law on Joint Stock Companies.

10.14    The following is prohibited: 1) conversion of equity securities into shares of the Company, if the aggregate offering price of equity securities convertible into shares is less the aggregate nominal value of additional shares of the Company to which these securities are converted; 2) conversion of preferred shares into ordinary shares or preferred shares of a particular type and preference shares if the aggregate nominal value of convertible preferred shares (preferred shares of a particular type) fails to correspond to the total nominal value of additional ordinary shares or preferred shares of another type to which the relevant preferred shares are converted.

Article 11. RIGHTS AND OBLIGATIONS OF SHAREHOLDERS OF THE COMPANY

11.1    Each ordinary share of the Company shall entitle its owner to an equal volume of rights.

11.2    Preferred shares of the Company of the same class (type) shall entitle their owner to an equal volume of rights and shall have equal nominal values.

11.3    General rights of holders of all classes (types) of shares:

11.3.1    shareholders of the Company shall be entitled to dispose of any shares owned by them without consent of other shareholders and the Company;

11.3.2    the Company’s shareholders have a preemptive right to purchase shares placed through an open subscription: 1) additional shares and equity securities convertible into shares in the amount proportional to the number of shares of the Company of this category (type); 2) newly placed additional shares of a new category (type) and convertible equity securities or additional preferred shares with priority in the order of receiving dividends and convertible equity securities in the amount proportional to the number of shares of the Company owned by them;

11.3.3    shareholders of the Company who voted against or did not participate in the voting on placing shares and equity securities convertible into shares by closed subscription shall have a preemptive right to purchase additional shares and equity securities convertible into shares placed by closed subscription: 1) additional shares and equity securities convertible into shares in the amount proportional to the number of the Company shares of this class (type) owned by them; 2) newly placed additional shares of the Company of a new class (type) and equity securities convertible into them in the amount proportional to the number of Company shares owned by them and granting the voting right when deciding on placement of the specified securities; 3) additional preferred shares with priority in the order of receiving dividends and convertible equity securities in the amount proportional to the number of shares of the Company owned by them and granting the voting right when deciding on placement of the specified securities;

11.3.4    to receive dividends;

11.3.5    to receive part of the Company’s property left after settlements with creditors in compliance with the laws of the Russian Federation;

11.3.6    in cases and in the manner stipulated by the current legislation of the Russian Federation and the present Charter to be kept informed of activities of the Company, including access to accounting and other documentation of the Company, and to obtain copies thereof for payments that do not exceed the cost of making such copies;

11.3.7    to transfer all or a part of the rights given by a share of the corresponding class (type) to his/her representative(s) on the basis of a power of attorney; to file suits in a court of law, to appeal against resolutions of the Company entailing civil law consequences, in cases and in compliance with the procedure provided for in the Federal Law “On Joint-Stock Companies”, challenge on behalf of the Company the transactions concluded on the grounds provided for in Article 174 of the Civil Code of the Russian Federation or Federal Law “On Joint-Stock Companies” and to require application of consequences of their invalidity, as well as application of consequences of invalidity of void transactions of the Company;

11.3.8    to demand that the Company redeem all or some of their shares as determined in the laws of the Russian Federation;

11.3.9    to exercise other rights stipulated by the laws, the Charter and resolutions of the General Shareholders’ Meeting taken in compliance with the competence thereof.

11.4    Shareholders - owners of shares of different classes (types) shall have the following rights:

11.4.1    In addition to the general rights of holder of shares of all c lasses (types) shareholders - owners of ordinary shares of the Company shall also be entitled to:

11.4.1.1    participate in general meetings of shareholders of the Company with the right to vote on all items that are within his/her competence in person or via its representative;

11.4.1.2    elect and be elected to the Company’s management bodies in accordance with the procedure established by the legislation of the Russian Federation and this Charter;

11.4.1.3    exercise other rights as determined in the laws of the Russian Federation, herein and resolutions of the General Meeting of Shareholders taken within its competence.

11.4.2    In addition to the general rights of holder of shares of all classes (types) shareholders - owners of preferred shares shall also be entitled to:

11.4.2.1    participate in General Meeting of Shareholders of the Company with the right to vote:

a) when resolving on the Company’s restructuring, liquidation;

b) when resolving on introducing amendments to the Company’s Charter that exclude the indication that the Company is a public company, the Company’s application to the Bank of Russia to release it from the obligation to disclose information provided for by the legislation of the Russian Federation on securities, and the application to delist all shares and all equity securities convertible into shares, as well as issues that are resolved in accordance with the Federal law On Joint Stock Companies by all shareholders of the Company;

c) shareholders - owners of preferred shares of a certain type acquire the right to vote when deciding at the General Shareholders’ Meeting on introducing amendments and supplements to the company’s Charter restricting rights of shareholders - owners of preferred shares of this type, including determination or increase of a dividend amount and (or) determination or increase of the liquidation value paid on deferred preferred shares; granting shareholders - owners of preferred shares of another type priority in the order of dividend payout and (or) the liquidation value, or introducing provisions on authorized preferred shares of this or another type placement of which can lead to effective decrease of the dividend amount, specified by the Company, and (or) the liquidation value paid on preferred shares of this type;

d) Shareholders - owners of preferred shares of a certain type acquire the right to vote when deciding at the General Shareholders’ Meeting whether to apply for listing or delisting of preferred shares of this type;

e) in relation to all matters within the competence of the General Shareholders’ Meeting, starting from the General Shareholders’ Meeting following the annual General Shareholders’ Meeting, at which, regardless of the reasons, a decision to pay dividends was not made or it was decided to partially pay dividends on preferred shares. The right of shareholders - owners of preferred shares to participate in the General Shareholders’ Meeting with the right to vote shall terminate upon the first payment of dividends on the specified shares in full;

f) in other cases provided for in the applicable laws of the Russian Federation.

11.4.2.2    receive annual dividends in the amount and in compliance herewith and with the applicable laws of the Russian Federation;

11.4.2.3    receive the liquidation value making up per one preferred share a part of the Company’s property proportional to the percentage of one preferred share in the charter capital of the Company.

11.5    Shareholders (shareholder) owning on aggregate at least 2 percent of voting shares of the Company shall be entitled to introduce items to the agenda of the Annual General Shareholders’ Meeting and nominate candidates to the Board of Directors of the Company, the counting commission of the Company, the number of which cannot exceed the membership of the corresponding body. Such proposals shall be submitted to the Company within the period specified in clause 17.2 hereof.

If the proposed agenda of an Extraordinary General Shareholders’ Meeting includes the item of electing members of the Board of Directors of the Company, shareholders (shareholder) of the Company owning on aggregate at least 2 percent of voting shares of the Company shall be entitled to propose candidates to the Board of Directors of the Company the number of which cannot exceed the membership of the Board of Directors of the Company. Such proposals shall be submitted to the Company at least 30 days before the Extraordinary General Shareholders’ Meeting.

11.6    In compliance with the applicable laws, the Company shall be entitled to issue any classes and types of preferred shares and determine conditions of issue when resolving on such issue and on introducing corresponding amendments into the Charter of the Company.

11.7    If the Company issues preferred shares of a certain class (type), shareholders - owners of preferred shares of the Company shall not be entitled to vote at the General Shareholders’ Meeting of the Company, except for cases determined by the applicable laws and the Company’s Charter for a certain class (type) of preferred shares of the Company.

11.8    Shareholders of the Company shall:

11.8.1    comply herewith and with other documents of the Company;

11.8.2    pay for shares in compliance with the applicable laws and herewith;

11.8.3    inform the registrar on changes of their names, locations and mailing addresses, bank details and other data required for the register of shareholders;

11.8.4    duly perform obligations with respect to the Company;

11.8.5    obey resolutions of the management bodies of the Company taken within their competence;

11.8.6    participate in taking corporate resolutions in the absence of which the Company cannot continue its activity in compliance with the applicable laws of the Russian Federation, if his/her participation is required for such resolutions;

11.8.7    refrain from disclosing confidential information about operations of the Company. The list of data constituting confidential information shall be determined by the Board of Directors upon proposal of the sole executive body of the Company;

11.8.8    take no actions knowingly intended to cause harm to the Company;

11.8.9    take no actions (omission) that significantly impede or make impossible to achieve objectives of the Company.

Article 12. BONDS AND OTHER SECURITIES ISSUED BY THE COMPANY

12.1    The Company shall be entitled to place bonds and other equity securities stipulated by the legal acts of the Russian Federation on securities.

12.2    The Company shall place bonds and other securities non-convertible to shares; securities convertible to ordinary shares by open subscription and constituting no more than 25% of ordinary shares placed earlier; bonds convertible to preferred shares and other securities convertible to shares by open subscription upon resolution of the Board of Directors of the Company

12.3    A bond of the Company fixes the right of its owner for the retirement of the bond (to be paid the nominal value (other equivalent in property of the Company) or nominal value and fixed interest by the Company) within the timelines specified therein.

12.4    The Company shall be entitled to place bonds only after the full payment of the charter capital of the Company.

12.5    The Company shall be entitled to place bonds with a simultaneous maturity date or bonds with predetermined serial maturity dates.

12.6    At retirement bonds may be paid for by cash or in kind, including placed shares of the Company, in compliance with the resolution on issue thereof.

12.7    The Company shall not be entitled to place bonds and equity securities convertible to shares of the Company, if the number of authorized shares of the Company of certain classes and types is less than the number of shares of such classes and types to which such securities are convertible.

Article 13. FUNDS. NET ASSETS. PROFIT AND DIVIDENDS.

13.1    The Company shall set up a reserve fund in the amount equal to 5% (five percent) of the charter capital of the Company.

13.2    The reserve fund of the Company shall be formed by obligatory annual allocations until it reaches the amount established by the Charter of the Company. The amount of annual allocations shall be at least 5% (five percent) of the net profit until it reaches the amount established by this Charter. The reserve fund of the Company is designed to cover losses, as well as to retire bonds and reacquire the Company’s own shares if other means are unavailable. The reserve fund cannot be used for other purposes.

13.3    The value of net assets of the Company shall be evaluated on the basis of accounting information in compliance with the applicable laws of the Russian Federation.

13.4    If at the end of the second or each consecutive fiscal year the value of the Company’s net assets appears to be less than the Company’s charter capital, the Company shall make one of the following decisions within six months after the end of the respective fiscal year: 1) on reduction of the Company charter capital to the amount not increasing the value of its net assets; 2) on the Company’s liquidation.

13.5    The balance and net profit of the Company shall be determined by accounting rules of financial and economic activities of enterprises in force in the territory of the Russian Federation and reflected in the Company’s balance sheet.

Following the results of the first quarter, six months, nine months of a fiscal year and (or) the results of a fiscal year the Company shall be entitled to resolve (declare) on payment of dividends on placed shares, unless otherwise provided by the Federal Law on Joint-Stock Companies. A resolution on payment (declaration) of dividends following the results of the first quarter, six months and nine months of a fiscal year may be taken within three months upon expiry of a corresponding period. The Company shall pay dividends declared on shares of each class (type) unless otherwise provided by the Federal Law on Joint-Stock Companies.

13.6    A dividend payment source shall be part of the Company’s profit net of tax (net profit) to be allotted to shareholders as determined herein per one ordinary and/or preferred share. In addition, for purposes of determining an amount of dividend paid on the Company’s preferred shares, the Company may use data of consolidated financial reports of the Company prepared in compliance with any recognized international reporting standard used by the Company in an appropriate reporting period (hereinafter referred to as the “International Reporting Standard Used by the Company”), including the International Financial Reporting Standard (IFRS) developed by the Council for International Financial Reporting Standards or US Generally Accepted Accounting Principles (US GAAP).

13.7    Procedure and terms of paying dividends by the Company are determined by the Federal Law on Joint-Stock Companies as well as the Provision on the Company Dividend Policy.

13.8    The Company shall not be entitled to resolve (declare) on paying dividends on shares:

13.8.1    until full payment of the whole charter capital of the Company;

13.8.2    until reacquisition of all shares to be reacquired in compliance with Article 76 of the Federal Law on Joint-Stock Companies;

13.8.3    if on the date of resolution on payment of dividends the Company meets the definition of insolvency (bankruptcy) in compliance with the laws of the Russian Federation on insolvency (bankruptcy) of companies or it would meet such definition as a result of payment of dividends;

13.8.4    if on the date of resolving on payment of dividends, the value of net assets of the Company is less than the charter capital, the reserve fund and the excess of the liquidation cost of preferred shares placed by the Company over the nominal value determined by the Charter or becomes less than the amount thereof as a result of such resolution;

13.8.5    in other cases provided for in the applicable laws of the Russian Federation.

13.9    The Company shall not be entitled to resolve (declare) on payment of dividends (including dividends following the results of the first quarter, six months, nine months of a fiscal year) on ordinary and preferred shares, the amount of dividends on which has not been determined, unless it is resolved to fully pay dividends (including accumulated dividends on cumulative preferred shares) on all types of preferred shares, the amount of dividends on which (including dividends following the results of the first quarter, six months, nine months of a fiscal year) is determined.

13.10    The Company shall not be entitled to resolve (declare) on payment of dividends on preferred shares of a certain type the amount of dividend for is determined by the Charter of the

Company, unless it is resolved to fully pay dividends (including full payment of all accumulated dividends on cumulative preferred shares) on all types of preferred shares that provide an advantage in the order of priority of receiving dividends on preferred shares of this type.

13.11    Dividends shall not be paid on shares that have not been issued or are on the balance sheet of the Company.

13.12    The Company shall not be entitled to pay declared dividends on shares:

13.12.1    if on the date of payment the Company meets the definition of insolvency (bankruptcy) in compliance with the laws of the Russian Federation on insolvency (bankruptcy) or it meets such definition as a result of payment of dividends;

13.12.2    if on the date of payment the value of net assets of the Company is less than the charter capital, the reserve fund and excess of the liquidation cost of preferred shares placed by the Company over the nominal value determined by the Charter or becomes less than the amount thereof as a result of paying dividends;

13.12.3    in other cases stipulated by Federal Laws.

13.13    Upon termination of circumstances specified in clause 13.12 herein the Company shall pay declared dividends to shareholders.

13.14    The annual fixed dividend payable per one preferred share of the Company shall be determined in the amount of twenty (20) percent of the Company’s net profit based on data of annual consolidated financial reports prepared in compliance with the International Reporting Standard used by the Company and audited by an independent auditor in compliance with applicable audit principles, divided by 138,756,915 (one hundred thirty eight million seven hundred fifty six nine hundred and fifteen), declared and paid subject to sufficiency of the Company’s net profit for those purposes that is determined in accordance with clause 13.5 and 13.6 hereof. For purposes of this clause the amount of net profit based on data of annual consolidated financial reports prepared in compliance with the International Reporting Standard used by the Company shall be determined in rubles at the rate of the Russian Federation Central Bank on the date of holding a meeting of the Board of Directors of the Company where it was resolved on recommendations as to the amount of dividends payable on preferred shares. This being the case, if the amount of dividend payable on one ordinary share in a certain year exceeds the amount of a dividend payable by the Company on one preferred share in the same year, the amount of dividend payable on one preferred share shall be increased to the amount of dividend declared on one ordinary share. If the nominal value of the Company’s ordinary shares changes, the amount of dividend payable by the Company on one ordinary share for purposes of the aforesaid provision of this clause hereof shall be determined by the nominal value of ordinary shares prior to such change. If dividends on ordinary shares are paid non-cash, for purposes of this clause property allocated for payment of dividends on ordinary shares shall be evaluated in terms of money, which evaluation shall be determined by the Board of Directors involving an independent appraiser-performing appraisal in compliance with the laws of the Russian Federation. The Company shall be entitled to declare and pay dividends on preferred shares in the amount exceeding the limit specified in this clause, but not exceeding the one recommended by the Board of Directors of the Company subject to sufficiency of the Company’s net profit for these purposes as determined in clause 13.6. hereof.

Article 14. PLACEMENT OF SHARES AND OTHER SECURITIES ISSUED BY THE COMPANY

14.1    The Company shall be entitled to place additional shares or other equity securities of the Company by subscription or conversion. If the charter capital of the Company is increased at the expense of the property thereof, the Company shall distribute additional shares among shareholders.

14.2    Additional shares of the Company distributed by subscription shall be paid at the price determined or the procedure of its determination is set by the Board of Directors of the Company in accordance with Article 77 of the Federal Law On Joint-Stock Companies, but no lower than their nominal value. The price of placement of additional shares to persons exercising the preemptive right to purchase shares may be lower than the price of placement to other persons, but not more than 10 percent.

14.3    The remuneration of an intermediary participating in placement of additional shares of the Company by subscription shall not exceed 10 percent of the cost of placing shares.

Article 15. SHAREHOLDERS REGISTER OF THE COMPANY

15.1    Holder of the register of shareholders is a professional participant of the securities market with the license to implement the activities on keeping the register (Registrar).

Article 16. MANAGEMENT BODIES OF THE COMPANY

16.1    The management bodies of the Company shall be:

16.1.1    General Shareholders’ Meeting;

16.1.2    Board of Directors;

16.1.3    Collegial Executive Body (Management Board);

16.1.4    Sole Executive Body (General Director).

Article 17. GENERAL SHAREHOLDERS’ MEETING

17.1    The General Shareholders’ Meeting shall be the supreme management body of the Company.

17.2    The Company shall annually hold an Annual General Shareholders’ Meeting irrespective of holding other (extraordinary) meetings. The Annual General Shareholders’ Meeting shall be held at least every two months and no later than six months after the end of an accounting year. The date and procedure of the General Shareholders’ Meeting, the procedure of notification about the meeting, the list of materials provided shall be determined by resolutions of the Board of Directors of the Company in compliance herewith. Proposals for putting items on the agenda of an Annual General Shareholders’ Meeting and proposals for nominating candidates for election to the Company’s bodies shall be submitted by the shareholders to the Company within sixty (60) days of completion of the calendar year.

17.3    The following items shall refer to the competence of the General Shareholders’ Meeting:

17.3.1    introduction of amendments and supplements to the Charter of the Company or approval of a new version of the Charter of the Company, except for cases stipulated by clauses 2-6 of Article 12 of the Federal Law on Joint-Stock Companies;

17.3.2    reorganization of the Company;

17.3.3    liquidation of the Company, appointment of the liquidation commission and approval of the interim and final liquidation balance sheets;

17.3.4    determination of the membership of the Board of Directors, election of members thereof and early termination of their authority;

17.3.5    determination of the number, nominal value, class (type) of authorized shares and rights given by such shares;

17.3.6    increasing the charter capital of the Company by increasing the nominal value of shares;

17.3.7    increasing the charter capital of the Company by placing additional shares by closed subscription within the number of authorized shares;

17.3.8    issue of equity securities of the Company convertible to shares by closed subscription;

17.3.9    increasing the charter capital of the Company by open subscription of ordinary shares constituting more than 25 percent of previously placed ordinary shares;

17.3.10    issue by open subscription of equity securities convertible to ordinary shares constituting more than 25 percent of previously placed ordinary shares;

17.3.11    increasing the charter capital of the Company by open subscription of common shares in the amount constituting 25 percent or less of previously placed ordinary shares, if the Board of Directors failed to reach a consensus on the matter;

17.3.12    increasing the charter capital of the Company by placing additional shares within the number and classes (types) of authorized shares at the expense of the Company’s property, when additionally placed shares are distributed among shareholders, if the Board of Directors failed to reach a consensus on the matter;

17.3.13    increasing the charter capital of the Company by placing additional preferred shares within the number of authorized shares of this class (type) by open subscription, if the Board of Directors failed to reach a consensus on the matter;

17.3.14    reducing the charter capital of the Company by reducing the nominal value of shares by acquiring a portion of shares by the Company for the purpose of reducing their overall number and by canceling shares acquired or re-acquired by the Company;

17.3.15    assignment of an auditing company or an individual auditor for the Company;

17.3.16    payment (declaration) of dividends following the results of the first quarter, six months and nine months of a reporting year;

17.3.17    distribution of profits (including payment (declaration) of dividends, except for dividends following the results of the first quarter, six months, nine months of a fiscal year) and losses of the Company following the results of a reporting year;

17.3.18    determination of the procedure of the General Shareholders’ Meeting;

17.3.19    splitting and consolidation of shares;

17.3.20    resolving on authorization of transactions or further approval of transactions in cases stipulated by Article 83 of the Federal Law on Joint-Stock Companies;

17.3.21    resolving on authorization of transactions or further approval of major transactions in cases stipulated by Article 79 of the Federal Law on Joint-Stock Companies;

17.3.22    acquisition of placed shares by the Company in cases stipulated by the Federal Law on Joint-Stock Companies;

17.3.23    resolving on participation in financial and industrial groups, associations and other unions of commercial institutions;

17.3.24    approval of internal documents regulating operation of the Company’s bodies;

17.3.25    resolving on transferring powers of the sole executive body of the Company to a management company or a manager as well as in cases provided for by clauses 6 and 7 of Article 69 of the Federal Law on Joint-Stock Companies;

17.3.26    resolving on requesting to delist the Company’s shares and equity securities converted to the Company shares;

17.3.27    solving of other items stipulated by the Federal Law on Joint-Stock Companies.

17.4    Any items referred to the competence of the General Shareholders’ Meeting shall not be passed to the executive bodies of the Company, unless otherwise provided for in the Federal Law On Joint-Stock Companies. Items referred to the competence of the General Shareholders’ Meeting shall not be passed to the Board of Directors of the Company for resolution, except for items stipulated by the Federal Law on Joint-Stock Companies and the Charter of the Company.

17.5    The General Shareholders’ Meeting shall not be entitled to consider and resolve on any items that are not referred to the competence thereof by the Federal Law on Joint-Stock Companies.

17.6    A resolution of the General Shareholders’ Meeting on an issue put to the vote shall be taken by a majority of votes of holders of voting shares of the Company participating in the meeting, unless otherwise provided by the Federal Law on Joint-Stock Companies

17.7    Resolutions on items specified in subclauses 17.3.1.-17.3.3 ,17.3.5, 17.3.7.-17.3.10., 17.3.21, 17.3.22 and 17.3.26 hereof shall be taken by the General Shareholders’ Meeting by a three quarter majority of holders of voting shares of the Company participating in the General Shareholders’ Meeting, except for items stipulated by the Federal Law on Joint-Stock Companies.

17.8    A resolution on the authorization or further approval of a major transaction the subject of which is property with a value of 25 to 50 percent of the book value of the Company’s assets,

shall be passed by General Shareholders’ Meeting by majority of votes of holders of voting shares participating in the General Shareholders’ Meeting in case if the Board of Directors failed to unanimously resolve on the authorization or further approval of such major transaction and therefore it was resolved by the Board of Directors to submit the issue of the authorization or further approval of such major transaction to the General Shareholders’ Meeting for resolution.

17.9    A resolution on items specified in subclauses 17.3.2.,17.3.6-17.3.10,17.3.19-17.3.25 hereof shall be taken by the General Shareholders’ Meeting only upon recommendation of the Company Board of Directors.

17.10    Voting at the General Shareholders’ Meeting shall be conducted on the basis of the principle “one voting share - one vote”, except for the case specified in clause 18.5 hereof. Only separate (independent) resolutions can be taken on each issue put to the vote.

17.11    Notice of the General Shareholders’ Meeting shall be given no later than 30 (thirty) days before the meeting.

In cases set out in clauses 2 and 8 of Article 53 of the Federal Law on Joint-Stock Companies, notice of the Extraordinary General Shareholders’ Meeting shall be given no later than 50 (fifty) days before the meeting. The agenda of the meeting may not be altered after notification of shareholders.

Within the time frame specified the notification of the General Shareholders’ Meeting shall be brought to the notice of persons entitled to participate in the General Shareholders’ Meeting and registered in the register of shareholders of the Company by respective publication on the Company web-page http://www.mechel.ru/ in the information and telecommunication network Internet.

The notification of the General Shareholders’ Meeting may be also brought to the attention of persons entitled to participate in the General Shareholders’ Meeting and registered in the register of shareholders of the Company by:

1) sending an electronic message to the email address of the person listed in the register of shareholders of the Company;

2) sending a text message containing the procedure for reviewing the notice of the General Shareholders’ Meeting, to the contact phone number or email address indicated in the shareholder register of the Company;

The way of notifying the persons entitled to participate in the General Shareholders’ Meeting of the General Shareholders’ Meeting shall be defined by the Company Board of Directors.

It may be resolved by Board of Directors to use additional means to bring the notification of the General Shareholders’ Meeting to the attention of the persons entitled to participate in the General Shareholders’ Meeting and registered in the register of shareholders of the Company:

•	by post or delivery to each of the above persons with written acknowledgement of receipt in accordance with the procedure prescribed by Clause 17.25 hereof;

•	by way of a publication in mass media – in the newspaper “Rossiyskaya Gazeta”

Other means of mass media (television, radio) also may be used as an additional ways of notification.

17.12    A notification of the convocation of the General Shareholders’ Meeting shall contain:

17.12.1    full corporate name of the Company and location of the Company;

17.12.2    form of the General Shareholders’ Meeting (meeting or voting in absentia);

17.12.3    date, place and time of the General Shareholders’ Meeting and mailing address to where completed voting ballots should be sent (if the applicable laws of the Russian Federation allow for voting ballots to be submitted to the Company) or the deadline for submission of voting ballots and mailing address to where completed ballots should be sent in case of a General Shareholders’ Meeting in the form of an absent voting, the way bulletins are to be provided to those entitled to participate in the general shareholders meeting;

17.12.4    e-mail address for sending completed ballots and (or) site address in the information and telecommunication network Internet where e-form of ballots can be filled in;

17.12.5    date of determining (recording) the shareholders entitled to participate in the General Shareholders’ Meeting;

17.12.6    agenda of the General Shareholders’ Meeting;

17.12.7    classes (types) of shares owned by persons entitled to vote on all or some items of the agenda of the General Shareholders’ Meeting;

17.12.8    procedure of getting acquainted with the information (materials) to be provided during preparation to the General Meeting of Shareholders and address(es) it is available at;

17.12.9    time of beginning of registration of parties participating in the General Shareholders’ Meeting.

17.12.10    other information stipulated by the applicable laws.

17.13    The list of parties entitled to participate in the General Shareholders’ Meeting shall be made on the basis of the data from the register of shareholders of the Company as of the date determined by the Company Board of Directors.

17.13.1    The date of defining (capturing) the names of the persons entitled to participate in the General Shareholders’ Meeting of the Company shall not be set earlier than 10 days after the resolution on holding the General Shareholders’ Meeting and more than 25 days before the General Shareholders’ Meeting;

17.13.2    In the case set out in clauses 2 and 8 of Article 53 of the Federal Law on Joint-Stock Companies - more than 55 days before the date of the General Shareholders’ Meeting;

17.14    The list of persons entitled to participate in the General Shareholders’ Meeting, except for information about willingness of such persons, shall be submitted by the Company for information at the request of such persons included in the list and owning at least one percent of votes. The ID details of individuals included in the list, except for full name, shall be provided only upon consent of such persons.

17.15    The General Shareholders’ Meeting shall be deemed to have authority (to have a quorum) if shareholders owning on aggregate more than a half of the placed voting shares of the Company participate therein.

17.16    Shareholders shall be entitled to send a completed ballot to the postal address and(or) e-mail address specified in the notice of the Annual General Shareholders’ Meeting as well as fill in the electronic form of the ballot on the website in the information and telecommunication Internet network, specified in the notice of the Annual Shareholders’ Meeting.

Shareholders shall be deemed to have participated in the General Shareholders’ Meeting that are registered for this meeting and their voting ballots were received at least two days prior to the relevant General Shareholders’ Meeting in compliance with this clause of the Charter.

Shareholders shall be deemed to have participated in the General Shareholders’ Meeting held in the form of voting in absentia if their ballots are received in compliance with this clause of the Charter before the closing date for accepting ballots.

17.17    If elections of the Board of Directors, the audit commission of the Company, the auditor of the Company are included in the agenda of the General Shareholders’ Meeting, candidates to the Board of Directors, the audit commission of the Company and the auditor of the Company shall be present at such meeting.

17.18    The General Meeting in the form of a meeting shall be opened if by the time of beginning of the meeting there is a quorum with respect to at least one item included in the agenda of the General Meeting. Registration of parties entitled to participate in the General Meeting who failed to register for the General Meeting before it was opened shall not be finished until the completion of the discussion of the last item on the agenda of the General Meeting, for which there is a quorum and prior to the start of the time that is given for voting to persons who did not vote before this moment.

If by the time of the beginning of the General Meeting there is no quorum for one item included in the agenda of the General Meeting, opening of the General Meeting shall be postponed for one hour.

17.19    In the absence of a quorum for the Annual General Shareholders’ Meeting a resumed General Shareholders’ Meeting shall be held with the same agenda. In the absence of a quorum for the Extraordinary General Shareholders’ Meeting, the General Shareholders’ Meeting may be resumed later with the same agenda.

17.20    The resumed General Shareholders’ Meeting shall be deemed to have authority (to have a quorum) if shareholders owning on aggregate at least 30 (thirty) percent of placed voting shares of the Company participated therein.

17.21    Notice of a resumed General Shareholders’ Meeting shall be given in accordance with Article 52 of the Federal Law on Joint-Stock Companies. Provisions of paragraph 2 of clause 17.11 hereof shall not apply here.

17.22    If the resumed General Shareholders’ Meeting is held less than 40 days after the failed General Shareholders’ Meeting, parties entitled to participate in the General Shareholders’ Meeting shall be determined (recorded) on the date when parties were determined (recorded) who were entitled to participate in the failed General Shareholders’ Meeting.

17.23    If there is no quorum to hold the Annual General Shareholders’ Meeting forced by the court ruling, another attempt shall be made within 60 days to hold such an Annual General Shareholders’ Meeting with the same agenda. No extra appeal to the court is needed here. The resumed General Shareholders’ Meeting shall be called and held by the person or the Company’s body specified in the court ruling, and, in case the relevant person or the Company’s body has failed to hold the Annual General Shareholders’ Meeting within the period set out in the court ruling, the resumed shareholders meeting shall be called and held by other persons or the Company’s body appealing to the court provided such persons or the Company’s body are specified in the court ruling.

If there is no quorum to hold the Extraordinary General Shareholders’ Meeting forced by the court ruling, no resumed General Shareholders’ Meeting shall be held.

17.24    Voting on items of the agenda of the General Shareholders’ Meeting in the form of a meeting, as well as voting on items of the agenda of the meeting in the form of voting in absentia shall be carried out by voting ballots. The Company Board of Directors shall approve the form and text of voting ballots.

By voting ballot equals receiving the Company’s registrar reports of the will of the individuals who are entitled to attend the general meeting of shareholders, and who are not registered in the shareholder register of the Company and in accordance with the legislation of the Russian Federation on securities given to persons engaged in the consideration of their rights to shares, orders (instructions) of the vote.

A resolution of the General Shareholders’ Meeting may be taken without holding a meeting (joint presence of shareholders for discussing the items of the agenda and resolving on items put to the vote) by voting in absentia.

A resolution of the General Shareholders’ Meeting of the Company on items specified in subclauses 17.3.4, 17.3.15 hereof cannot be taken by voting in absentia. A resolution of the General Shareholders’ Meeting taken by voting in absentia (by poll) shall be deemed valid if shareholders owning on aggregate at least half of the voting shares of the Company participated in the voting.

17.25    A voting ballot shall be sent or delivered against receipt to each person registered in the Register of the Company Shareholders and entitled to participate in the General meeting of shareholders not later than 20 (twenty) days before the General Meeting of Shareholders takes place.

The method of ballots delivery shall be determined by the Board of Directors of the Company.

The ballot shall be delivered against receipt at the location of the Company. Service of ballots for voting at the General Meeting of Shareholders shall begin on the date determined by the Board of Directors.

If a person registered in the Register of the Company Shareholders and entitled to participate in the general meeting of shareholders cannot come to the Company to receive the ballot for voting at the General Shareholders’ Meeting, he/she can submit an application to the Company by mail, telegraph or email to the address mechel_osa@mechel.com.

The application shall contain full name of the shareholder or the name of a representative shareholder, his/her residence or location address, passport data, number and category (type) of shares held by him/her, and shall be signed by the shareholder. Upon receipt of the application the Company shall mail or email a ballot for voting at the general meeting of shareholders to the said shareholder.

The persons specified in paragraph 4 of clause 17.25 hereof shall have the right to submit to the Company an application that ballots for voting at all general meetings of shareholders shall be sent to them by mail. Upon receipt of such application the Company shall send to the person, who submitted the application, ballots for voting at all following general meetings of shareholders by mail.

The date of delivery of the ballot to the person entitled to participate in the general meeting of shareholders, depending on the method of ballot delivery determined by the Board of Directors, shall be:

•	if ballots are delivered by regular or registered mail - the date when the ballots are sent by mail;

•

or, if provision of ballots is performed upon delivery - the date on which service of ballots to persons entitled to participate in the general meeting of shareholders begins, defined by the Board of Directors,.

By the decision of the Board of Directors, the voting ballot can be placed on the Company web site in the information and telecommunication network “Internet” as an additional way to bring the ballot to the notice of persons entitled to participate in the general meeting of shareholders within the period specified by legislation, or brought to notice of persons entitled to participate in the general meeting of shareholders together with the notice of holding of the General Shareholders’ Meeting through the same print edition, in which the said notice has been published.

According to the resolution of the Board of Directors in preparation for the General Shareholders’ Meeting it may be possible to fill out an electronic form of voting ballots on the website of the Internet information and telecommunications network. The Board of Directors shall determine the address of the website where persons entitled to participate in the General Shareholders’ Meeting can fill out the electronic form of ballots.

In this case, the electronic form of bulletins shall be filled in by a person entitled to participate in the general meeting of shareholders on the website in the information and telecommunication network “Internet”, the address of which is specified in the notice on holding the general meeting of shareholders. Filling in the electronic form of bulletins on the website in the information and telecommunication network “Internet” may be carried out by shareholders during the general meeting of shareholders, if they have not exercised their right to participate in such meeting in any other way.

The procedure for participation of persons in the meeting using the electronic form of the bulletin is determined by the current legislation of the Russian Federation.

17.26    Extraordinary General Meetings of Shareholders shall be held upon resolution of the Board of Directors of the Company on the initiative thereof, upon request of the audit commission, audit company (individual auditor) of the Company or shareholder(s) owning on aggregate at least 10% (ten percent) of voting shares of the Company as of the date of the request.

17.26.1    Extraordinary General Meetings of Shareholders convened upon request of the audit commission, audit company (individual auditor) of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company shall be held within 40 (forty) days upon filing the request for convocation of the Extraordinary General Shareholders’ Meeting.

17.26.2    If the proposed agenda of the Extraordinary General Shareholders’ Meeting includes the item of electing members of the Board of Directors of the Company, such General Shareholders’ Meeting shall be held within 75 (seventy-five) days upon filing the request for the convocation of the Extraordinary General Shareholders’ Meeting.

17.27    The request for the convocation of the Extraordinary General Shareholders’ Meeting shall include the wording of items to be included in the agenda of the meeting. The Board of Directors shall not be entitled to introduce amendments in the wording of items of the agenda of the General Shareholders’ Meeting, wording of resolutions on such items and amend the proposed form of the Extraordinary Meeting of Shareholders convened upon request of the audit commission, audit company (individual auditor) of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company.

17.28    If the request for the convocation of the Extraordinary General Shareholders’ Meeting is filed by shareholders (shareholder), it shall include names of shareholders (shareholder) requesting convocation of the meeting, number and class (type) of shares owned by them. The request for the convocation of an Extraordinary General Shareholders’ Meeting shall be signed by persons (person) requesting the convocation of an Extraordinary General Shareholders’ Meeting.

17.29    Within 5 (five) days upon filing the request of the audit commission, the auditor of the Company or shareholders (shareholder) owning on aggregate at least 10 (ten) percent of voting shares of the Company, for the convocation of an Extraordinary General Shareholders’ Meeting the Board of Directors of the Company shall resolve on convening an the Extraordinary General Shareholders’ Meeting or refusing to convene it. A resolution on refusal to convene the Extraordinary General Shareholders’ Meeting upon request of the audit commission, audit company (individual auditor) of the Company or shareholders (shareholder) owning on aggregate at least 10% (ten percent) of voting shares of the Company may be taken if:

17.29.1    the procedure of filing a request for the convocation of the meeting stipulated hereby has not been complied with;

17.29.2    shareholders (shareholder) requesting the convocation of the Extraordinary General Shareholders’ Meeting do not own the number of voting shares of the Company stipulated by the Federal Law on Joint-Stock Companies;

17.29.3    none of the items proposed for putting on the agenda of the Extraordinary General Shareholders’ Meeting of the Company are within it competence and/or does not comply herewith and legal acts of the Russian Federation.

17.30    A resolution of the Board of Directors on the Extraordinary General Shareholders’ Meeting or reasoned refusal to convene it shall be forwarded to parties requesting it no later than 3 (three) days upon such resolution.

17.31    In case the Company’s Board of Directors fails or refuses to call the Extraordinary General Shareholders’ Meeting within the term specified in the Federal Law on Joint-Stock Companies, the Company’s body or persons requesting such Extraordinary General Shareholders’ Meeting shall be entitled to appeal to the court seeking that the Company is forced to hold the Extraordinary General Shareholders’ Meeting.

The court ruling forcing the Company to hold the Extraordinary General Shareholders’ Meeting shall specify the terms and procedure for holding thereof. Court reinforcement action is delegated to the relevant plaintiff or (if requested by the plaintiff) to the Company’s body or another person, if agreed. The Board of Directors cannot act as such a body. The Company’s body or a person holding the Extraordinary General Shareholders’ Meeting pursuant to the court ruling, shall have all the powers required by the Federal Law “On Joint Stock Companies” to convene and conduct this meeting. In case the Extraordinary General Shareholders’ Meeting is held by the plaintiff pursuant to the court ruling, any and all costs relating to preparation and holding of the specified meeting can be reimbursed by the Company subject to shareholders’ resolution.

17.32    Functions of the counting commission in the Company shall be performed by the registrar on the basis of the contract therewith.

17.33    The counting commission shall verify the authority and register parties participating in the General Shareholders’ Meeting, determine the quorum of the General Shareholders’ Meeting, settle problems arising due to shareholders’ (their representatives’) rights to vote at the General Meeting, explain the procedure of voting on items put to the vote, ensure the established procedure of voting and rights of shareholders to participate in the voting, count votes and determine the outcome of the voting, make a protocol of the outcome of the voting, file voting ballots in the archive.

Article 18. BOARD OF DIRECTORS OF THE COMPANY

18.1    The Company Board of Directors shall be responsible for overall management of the Company business, except for the items referred to the authority of the Company General Shareholders’ Meeting by Federal law On Joint Stock Companies, and the Company Charter.

18.2    The Board of Directors shall consist of 9 persons and a majority of the elected members shall be independent (independent directors).

No director can be qualified as “independent” unless the Board of Directors confirms that such member of the Board of Directors has no material relationship with the Company or its subsidiaries (either directly or as a contractor (competitor), shareholder or officer of a company that has a relationship with the Company or its subsidiaries).

In addition, a member of the Board of Directors cannot be qualified as independent if:

18.2.1    member of the Board of Directors is (or has been within the last three years) an employee of the Company or its subsidiaries or has an immediate family member who is (or has been within the last three years) an executive officer of the Company or its subsidiaries;

18.2.2    member of the Board of Directors or an immediate family member is (or has been within the last three years) employed as an executive officer of another company (or its subsidiaries) where any of the Company’s present executive officers at the same time serves or served on that company’s or its subsidiaries’ compensation committee;

18.2.3    member of the Board of Directors is an affiliate of any officer (manager) of the Company or of a management company of the Company;

18.2.4    member of the Board of Directors is (or has been within the last three years) a partner or employee of a firm that is the Company’s or its subsidiaries’ internal or external auditor, or the director has an immediate family member who is a current partner or employee of a firm that is the Company’s or its subsidiaries’ internal or external auditor; or the Board of Directors’ member or his/her close relative is (or has been within the last three years) a partner or an employee of such firm that is the Company’s or its subsidiaries’ internal or external auditor or member of the Board of Directors or his/her close relative within the last three years has been a partner or employee of such firm and took part personally in the audit check of the registered company during this period;

18.2.5    member of the Board of Directors is a current employee (or an immediate family member is a current executive officer) of a partner company (or its subsidiaries) that has made payments to or received payments from the Company or its subsidiaries for property or services in an amount that in any of the last three fiscal years exceeds the greater of $1 million or 2% of such partner company’s and its subsidiaries’ consolidated gross revenues;

18.2.6    member of the Board of Directors or his/her close relative has received during any twelve-month period within the last three years more than $120,000 in the form of direct remuneration (in addition to remuneration as a member of the Board of Directors and/or a member of a Committee of the Board of Directors, as well as pensions and other forms of deferred remuneration for previous activities not related to current activities);

18.2.7    member of the Board of Directors is a party to obligations of the Company pursuant to which he/she can acquire property (or receive money) in an amount equal to or greater than 10 percent of his/her total annual income, other than compensation for participation in the Board of Directors;

18.2.8    member of the Board of Directors is a major counterparty of the Company (i.e. a counterparty whose total transaction volume with the Company in one year is equal to or greater than 10 percent of the book value of the Company’s assets);

18.2.9    member of the Board of Directors holds the position of member of the Board of Directors of the Company in the aggregate more than 7 years. When calculating the corresponding term, the period of the director’s membership in the Board of Directors of the legal entity, subsequently reorganized, if this director is now elected to the Board of Directors of the successor entity, shall be taken into account. To determine the independence of a candidate (an elected member of the Board of Directors), a candidate (an elected member of the Board of Directors) who has served as a member of the Board of Directors for a total of seven to twelve years may not be recognized as a person related to the Company if the Board of Directors passes a relevant resolution.

18.2.10    member of the Board of Directors is not a representative of the state or associated with the state or a municipal entity.

An “immediate family member” includes a person’s spouse, parents, children, siblings, mothers- and fathers-in-law, sons- and daughters-in-law, brothers- and sisters-in-law, and anyone (other than domestic employees) who shares such person’s home. The term “officer” shall mean a company’s sole executive body, principal financial officer, principal accounting officer (or, if there is no such accounting officer, the controller), any vice-president of the company in charge of a principal business unit, division or function (such as sales, administration or finance), any other officer who performs a policy-making function or any other person who performs similar policy-making functions for the company. Officers of the company’s subsidiaries shall be deemed officers of the company if they perform such policy- making functions for the company.

If, after a person’s election to the Board of Directors, changes occur or circumstances arise due to which an independent director ceases to be deemed independent, such person shall submit a statement to the Board of Directors setting out such changes and circumstances. In such case and in any other case when the Board of Directors becomes aware of such changes or circumstances, the Board of Directors shall convey such information to shareholders and, if required, call an Extraordinary General Shareholders Meeting to elect a new Board of Directors. The status of independent director shall be determined by resolution of the Board of Directors subject to applicable laws, the rules of the exchange where the Company’s securities are traded, the Company’s Charter and internal documents, other relevant factors.

18.3    The following issues shall refer to the competence of the Board of Directors of the Company:

18.3.1    convocation of the annual and extraordinary General Meetings of Shareholders of the Company, except for cases stipulated by clause 8 of Article 55 of the Federal Law on Joint-Stock Companies;

18.3.2    approval of the agenda of the General Shareholders’ Meeting;

18.3.3    determination of the date of determining (recording) parties entitled to participate in the General Shareholders’ Meeting and other items referred to the competence of the Board of Directors in compliance with Chapter VII of the Federal Law on Joint-Stock Companies and related to preparation and holding of the General Shareholders’ Meeting;

18.3.4    determination priority areas of the Company’s business, approving the Company’s annual and quarterly budgets (financial plans), determination the Company’s development strategy, developing the investment policy of the Company and its controlled companies, reviewing the main areas of business and development strategy of the controlled companies, and reviewing the results of the financial and business activities of the Company and its controlled companies;

18.3.5    submission of items stipulated by subclauses 17.3.2, 17.3.7-17.3.10, 17.3.20- 17.3.26, hereof and of other questions required by this Charter and by law to the General Shareholders’ Meeting for resolution;

18.3.6    increasing the charter capital of the Company by placing additional shares within the limits of number and classes (types) of declared shares at the expense of the Company’s property when additional shares are distributed among shareholders;

18.3.7    increasing the charter capital of the Company by issuing additional ordinary shares within the limit of declared shares of this class (type) by open subscription in the amount equal to 25 or less percent of placed ordinary shares of the Company;

18.3.8    increasing the charter capital of the Company by issuing additional preferred shares within the limit of declared shares of this class (type) by open subscription;

18.3.9    placement of equity securities convertible to ordinary shares by open subscription in the amount equal to 25 or less percent of placed ordinary shares of the Company;

18.3.10    placement by the Company of bonds and other issuable securities, except for shares;

18.3.11    determination of the price (monetary valuation) of the property, the cost of issue or order of its determination and redemption of securities in cases stipulated by the Federal Law on Joint-Stock Companies;

18.3.12    acquisition of shares issued by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies;

18.3.13    acquisition of bonds and other securities issued by the Company in cases stipulated by the Federal Law on Joint-Stock Companies or any other Federal laws;

18.3.14    approval of the report on the outcome of the acquisition of shares acquired in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies;

18.3.15    formation of the Company’s sole executive body and early termination of its powers; approval of the terms and conditions of an agreement concluded with the sole executive body, including the terms and conditions of remuneration and other payments; determination of the person authorized to sign an agreement on behalf of the Company with the sole executive body; appointment of a person acting as the Company’s sole executive body for the period of temporary absence of the Company’s sole executive body and termination of such person’s powers;

18.3.16    placement by the Company of additional shares converted into preferred shares of a certain type placed by the Company that are converted into ordinary shares or preferred shares of other types;

18.3.17    recommendations to the General Shareholders’ Meeting on the amount of dividend on shares and the procedure for its payment;

18.3.18    use of the reserve and other funds of the Company;

18.3.19    approval of internal documents of the Company, except for internal documents regulating activities of the Company’s bodies approved by resolution of the General Meeting and other internal documents of the Company the approval of which is referred to the competence of the Company’s sole executive body by the Charter, introduction of amendments and supplements to such documents;

18.3.20    establishment and liquidation of subsidiaries, opening and liquidation of representative offices, approval of regulations on subsidiaries and representative offices, introduction of amendments and supplements thereto, appointment of heads of subsidiaries and representative offices and termination of authority thereof;

18.3.21    consent to making or further approval of transactions in cases provided for by article 79 of the Federal Law on Joint Stock Companies;

18.3.22    consent to making or further approval of transactions in cases provided for by Chapter XI of the Federal Law on Joint-Stock Companies;

18.3.23    formation of the committees of the Board of Directors of the Company, approval of internal documents which determine their competence and the procedure for their activity, determination of their quantitative composition, appointment of the Chairman and members of the committee and termination of their powers;

18.3.24    approval of resolution on issue (additional issue) of securities, prospectus of securities, reports on the outcome of securities issue (additional issue), introduction of amendments and supplements therein;

18.3.25    approval of the registrar of the Company and terms and conditions of agreement therewith, as well as termination of agreement therewith;

18.3.26    adoption of the decision on alienation of placed shares of the Company at the disposal of the Company;

18.3.27    approval of the report on the results of acquisition of the Company’s shares with a view to their redemption;

18.3.28    recommendations to the General Shareholders’ Meeting with respect to the procedure of distributing profits and losses of the Company based on the results of a fiscal year;

18.3.29    making decisions on participation and termination of the Company’s participation in other organizations (except for organizations specified in 17.3.23 hereof);

18.3.30    determination of principles and approaches to organization of risk management, internal control and internal audit in the Company; assessment of the risk management and internal control system of the Company approval of internal control procedures over financial and economic activities of the Company;

18.3.31    control over establishment of the risk management system;

18.3.32    making a decision to suspend the powers of the managing organization or manager and to establish a temporary sole executive body of the Company;

18.3.33    determination of the composition of the collegial executive body (Management Board), electing members of the collegial executive body (Management Board) of the Company and early termination of their authorities;

18.3.34    resolving on claims with requests to list the Company’s shares and (or) equity securities that may be converted to the Company shares;

18.3.35    consideration of the request to hold a meeting of the Board of Directors/General Shareholders’ Meeting of the Company for consent to an interested party transaction prior to its execution;

18.3.36    approval of the annual report, annual accounting (financial) statements; determination of the auditor’s fees;

18.3.37    approval of the candidate for a position and dismissal from office of the Corporate Secretary of the Company (Head of a structural subdivision performing functions of the Corporate Secretary); approval of the principles of his remuneration system; approval of the Regulations on the Corporate Secretary of the Company (structural subdivision of the Company performing functions of the Corporate Secretary); evaluation of the work of the Corporate Secretary of the Company (Head of a structural subdivision performing functions of the Corporate Secretary), and approval of his work reports;

18.3.38    approval of the general principles of job evaluation and the system of remuneration and motivation of the Company’s top officials;

18.3.39    approval and dismissal of the candidate for the position of the Head of the Internal Audit Department of the Company, as well as determination of the amount of his/her remuneration;

18.3.40    approval of reports of the Executive Bodies of the Company on efficiency of the risk management and internal control system of the Company;

18.3.41    consideration of the results of the Board of Directors performance evaluation, self-assessment of the Board of Directors performance;

18.3.42    consideration of corporate governance practice of the Company;

18.3.43    approval of transactions involving property the value of which is more than 10% (ten percent) of the book value of the Company’s assets determined in accordance with its accounting (financial) statements as at the last reporting date preceding the date of the decision, but not more than 25% (twenty five percent) of the book value of the Company’s assets determined in accordance with its accounting (financial) statements as at the last reporting date, except for the transactions referred to the competence of the Company’s Management Board;

18.3.44    approval of transactions related to acquisition, alienation and encumbrance of shares and interests in charter capitals of other companies, including approval of material terms of such transactions;

18.3.45    other matters provided for by the Federal Law “On Joint-Stock Companies” and applicable foreign laws to the Company as an issuer of securities placed outside the Russian Federation, these Articles of Association, the Company’s internal documents, as well as matters referred to the competence of the Board of Directors by the rules and recommendations of stock exchanges, trade organizers on the securities market, public organizations and government agencies of foreign countries regulating the circulation and listing of securities, including, but not limited to, depositary receipts, bonds and other issuable securities convertible into shares. Matters referred to the competence of the Board of Directors of the Company may not be transferred to the executive bodies of the Company for decision.

If the transaction specified in sub-clauses 18.3.43, 18.3.44 hereof is a major transaction and/or an interested party transaction, the consent (subsequent approval) of the relevant management body shall be obtained for execution of the said transaction in accordance with the rules stipulated by the current legislation in order to obtain consent for execution (subsequent approval) of major transactions and/or interested party transactions. For the avoidance of doubt, in this case the approval of the transaction in accordance with sub-cl. 18.3.43, 18.3.44 of the Charter is not required.

18.4    Members of the Company Board of Directors shall be elected by the General Shareholders’ Meeting of the Company for a period until a subsequent Annual General Shareholders’ Meeting.

18.5    The Company Board of Directors shall be elected by way of cumulative voting. In case of cumulative voting, the number of votes of each shareholder shall be multiplied by the number of persons to be elected to the Company Board of Directors and a shareholder shall be entitled to give votes thus obtained to one candidate or distribute them between two or more candidates.

18.6    The term of office of the members of the Board of Directors shall be calculated from the moment of their election by the General Meeting of Shareholders to the moment of election by the next Annual General Meeting of a new Board of Directors of the Company. Persons elected to the Company’s Board of Directors may be re-elected an unlimited number of times.

18.7    If the number of members of the Board of Directors becomes less than 5 (five), the Board of Directors shall undertake to convene an Extraordinary General Shareholders’ Meeting to elect a new Board of Directors. The remaining members of the Board of Directors shall be entitled to resolve only on convocation of such Extraordinary General Shareholders’ Meeting.

18.8    Chairman of the Board of Directors of the Company shall be elected by members of the Board of Directors of the Company from their number by a majority of the total number of members of the Board of Directors of the Company.

18.9    The person performing functions of the sole executive body cannot simultaneously be Chairman of the Company Board of Directors. The number of members of the collegial executive body (Management Board) of the Company may not amount to more than one fourth of the total number of members of the Company Board of Directors.

18.10    The Board of Directors of the Company shall be entitled to reelect its Chairman at any time by a majority of the total number of members of the Company Board of Directors.

18.11    Chairman of the Company Board of Directors shall organize the work thereof, convene meetings of the Company Board of Directors and chair them, approve agenda for the meeting, organize keeping of minutes of such meetings, chair the General Shareholders’ Meeting.

18.12    For purposes of improving effectiveness and quality of work of the Board of Directors in respect of preliminary consideration of the most important items within the competence of the Board of Directors, permanently standing or temporary (ad hoc) Committees (Subcommittees) may be formed. Committees (Subcommittees) shall be formed on the basis of resolution of the Board of Directors. Procedure for formation and operation of such Committees shall be determined by Regulations on them approved by the Board of Directors.

18.13    In the absence of the Chairman of the Board of Directors of the Company, his/her functions shall be performed by the Deputy Chairman of the Board of Directors or one of the members of the Board of Directors of the Company by resolution of the Board of Directors of the Company to be adopted by a majority vote of the total number of members of the Board of Directors of the Company.

18.14    A meeting of the Company Board of Directors shall be convened by the Chairman of the Company Board of Directors upon his/her initiative, upon request of a member of the Company Board of Directors, the Audit Commission of the Company, the auditor of the Company or the sole executive body of the Company and by a shareholder owning at least 10 percent of voting shares at the date of the request.

18.15    Meetings of the Board of Directors shall be quorate if it is attended by elected members of the Board of Directors in a number required for resolving on items of the agenda in compliance herewith.

18.16    Quorum for the meeting of the Board of Directors shall be at least half of the elected members of the Board of Directors, if it is not provided otherwise by Federal Law on Joint-Stock Companies or the Company Charter.

18.17    Quorum to hold a meeting of the Board of Directors on consent to execution or subsequent approval of interested-party transactions that do not require the consent of the General Meeting of Shareholders to execute such transactions in accordance with cl. 4 of Article 83 of the Federal Law “On Joint Stock Companies”, but which require, in accordance with cl. 1 of Article 83 of the Federal Law “On Joint-Stock Companies”, the consent of the Board of Directors to the transaction shall be at least 2 members of the Board of Directors who are not interested in the transaction and meet both requirements set forth in cl. 3 of Article 83 of the Federal Law “On Joint-Stock Companies” and additional criteria set forth hereof.

18.18    If the agenda of a meeting of the Board of Directors includes items on which a quorum is determined differently, the quorum shall be determined for each item on the agenda.

18.19    Decisions at the meeting of the Board of Directors shall be taken by a majority vote of those present at the meeting (taking part in voting), unless otherwise stipulated by the JSC Law or the Company Charter. Decision on the matters listed in the following sub-cl. 18.3.4, 18.3.17, 18.3.28, 18.3.34 hereof shall be adopted by a majority vote of all elected members of the Board of Directors of the Company and on the following issues:

•	approval of an internal document on the Company’s dividend policy;

•

submission to the General Shareholders Meeting matters on the reorganization or liquidation of the Company; on increasing or decreasing the charter capital of the Company, determination of the price (monetary value) of property to be paid for additional shares placed by the Company; matters related to the introduction of amendments to the Company’s Charter, with the delisting of shares of the Company and (or) securities of the Company which are convertible into its shares;

•	acceptance of recommendations regarding a voluntary or mandatory offer.

18.20    Resolution on consent to the interested party transaction shall be adopted by the Board of Directors of the Company by a majority vote of the directors who are not interested in its execution, who are not and have not been within one year prior to the adoption of the resolution:

1) a person performing the functions of the sole executive body of the company, including its manager, a member of the collegial executive body of the company, a person holding positions in the management bodies of the managing organization of the company;

2) a person, spouse, parents, children, full and half-brothers and sisters, whose adoptive parents and adopted persons are persons holding positions in the management bodies of the management organization of the company, or a person who is the manager of the company;

3) a person who controls the company or a managing organization (manager) to whom the functions of the sole executive body of the company have been transferred or who is entitled to give binding instructions to the company.

18.21    Each member of the Board of Directors has one vote when deciding on issues at a Board meeting. No vote may be transferred from one member of the Board of Directors to another member of the Board of Directors.

18.22    Interested party transaction does not require mandatory prior consent and/or subsequent approval, except as required by applicable law.

18.23    The Company shall notify the members of the Board of Directors of the Company, members of the Management Board of the Company of an interested party transaction by sending a notice to the e-mail address specified by these persons in the Manager’s Questionnaire to be filled in and sent by members of the Board of Directors no later than 10 days after the end of each reporting quarter, starting from the date of his election to the Board of Directors (hereinafter - the Questionnaire).

Such notice shall be sent not later than 3 (three) business days before the date of an interested party transaction.

The notice shall specify the person(s) who are party(s) to the transaction, the beneficiary(s) of an interested party transaction, the price, subject matter of the transaction and its other material terms and conditions or the procedure for determining them, as well as the person(s) who have an interest in entering into the transaction and grounds on which the person (each of the persons) having an interest in the transaction is considered to be interested. A draft contract (agreement) planned to be concluded (signed) may be attached to the notice.

18.24    An interested-party transaction may be approved by the Board of Directors or the General Meeting of Shareholders prior to its execution at the request of the sole executive body, Members of the Management Board or members of the Board of Directors of the Company.

An interested-party transaction may be approved by the General Meeting of Shareholders at the request of the sole executive body, members of the Management Board of the Company, members of the Board of Directors of the Company or a shareholder (shareholders) holding at least 1% of the voting shares in the Company.

18.26    A member of the Board of Directors should be entitled to submit a request for consent prior to the conclusion of an interested-party transaction, which must be sent from the email address indicated by a member of the Board of Directors in the Manager’s Questionnaire, no later than 24 hours before the date of the transaction, to the email address from which a notice was received from the Company about such a transaction.

If there is a requirement of a member of the Board of Directors to convene the Board of Directors/General Meeting of Shareholders to resolve the issue of consent to an interested-party transaction, the Chairman of the Board of Directors convenes the Board of Directors to decide to satisfy the above requirement no later than 2 (two) calendar days from the date of receipt by the Company of such a requirement. In case of any disputes related to receiving or non-receiving of the relevant request, the data confirming that such request was sent from the email address of the member of the Board of Directors to the address of the Company shall be treated as a proof that such request had been made.

In absence of such consent or of the further approval of the respective transaction such transaction may be challenged by the member of the Board of Directors who has filed a claim based on the bases provided for by clause 2 of article 174 of the Civil Code of the Russian Federation.

18.27    In case if all members of the Board of Directors of the Company are interested in the performance of a transaction the Company shall notify its shareholders of such transaction in compliance with the order prescribed hereof as for the notification of the convocation of the General Shareholders Meeting.

Such notification shall be made not later than 10 (ten) calendar days before the date of performing the transaction in which there is an interest.

18.28    Resolution on the following items shall be taken by the General Shareholders’ Meeting only upon proposal of the Board of Directors:

•	reorganization of the Company;

•	splitting and consolidation of shares;

•	resolving on a consent to the performance or further approval of transactions in which there is an interest in cases when this issue refers to the competence of the General Shareholders’ Meeting;

•	resolving on a consent to the performance or further approval of major transactions where in accordance with the laws this issue refers to the competence of the General Shareholders’ Meeting;

•	acquisition by the Company of placed shares in cases stipulated hereby and by the laws;

•	the Company’s inclusion in financial industrial groups, associations and other groupings of business entities;

•	setting the date on which to define the persons entitled to be paid dividends to;

•	making decision on delegating the powers of the Company’s single member executive body to a commercial organization or manager;

•	approval of internal documents regulating the activities of the Company’s bodies; and

•	other items provided for in the laws and herein.

18.29    In case of equal votes in taking resolutions at the meetings of the Board of Directors of the Company, the Chairman of the Board of Directors shall have a casting vote.

18.30    Minutes shall be kept at meetings of the Board of Directors. The minutes of meeting of the Board of Directors shall be prepared no later than 3 (three) days after the meeting. The minutes of meeting shall include: place and time of the meeting, persons attending the meeting;

agenda of the meeting; items put to the vote and the outcome of the voting; resolutions taken. The minutes of meeting of the Company Board of Directors shall be signed by the Chairman of the meeting who is responsible for correctness of the minutes.

18.31    Meetings of the Company Board of Directors may be held in presentia or in absentia. The Chairman of the Board of Directors shall determine the form of the meeting.

18.32    When a meeting of the Board of Directors is held in presentia, written opinions of absent members of the Board of Directors shall be taken into account.

18.33    Other items related to convocation and holding of meetings of the Board of Directors may be determined by internal documents of the Company.

18.34    Members of the Company Board of Directors shall disclose information about their holding of the Company securities and on sale and/or purchase of the Company securities.

Article 19. EXECUTIVE BODIES OF THE COMPANY

19.1    Current operations of the Company shall be managed by the collegial executive body (Management Board) of the Company and the sole executive body (Chief Executive Officer) of the Company.

19.2    Executive bodies are accountable to the Company Board of Directors and General Shareholders’ Meeting

19.3    All issues of managing current operations of the Company, except for items referred to the competence of the General Shareholders’ Meeting or the Company Board of Directors shall refer to the competence of executive bodies of the Company.

Executive bodies of the Company shall organize implementation of resolutions of the General Shareholders’ Meeting and the Company Board of Directors.

19.4    The Chief Executive Officer shall be the chairperson of the Company Management Board. The Chief Executive Officer of the Company shall act on behalf of the Company without a power of attorney, including the following:

•	perform operational management of the Company operations;

•	have the right of the first signature under financial documents;

•

manage the property of the Company to ensure current operations thereof within the limits established hereby and by the applicable laws of the Russian Federation within the scope of his/her competence;

•	represent interests of the Company both in the Russian Federation and abroad;

•	approve staff, conclude labor contracts with employees of the Company, reward employees and impose penalties thereon;

•	conclude transactions on behalf of the Company within the scope of his/her competence;

•	issue powers of attorney on behalf of the Company;

•	open and close bank accounts of the Company;

•	organize accounting and reporting in the Company;

•	issue orders and give instructions obligatory for all employees of the Company;

•	organize implementation of resolutions of the General Shareholders’ Meeting and the Company Board of Directors;

•

perform other functions required to achieve the aims of the Company and to provide normal operation thereof, in compliance with the applicable laws and the Charter of the Company, except for functions laid upon other management bodies of the Company by the Federal Law on Joint-Stock Companies and the Charter of the Company.

19.5    Chief Executive Officer shall be appointed by Board of Directors for the period of 1 year.

19.6    A person, who is a participant, official or another employee of a legal entity competing with the Company shall not be appointed to the position of the Chief Executive Officer.

19.7    The authority of the Chief Executive Officer may be terminated early by a resolution of the Board of Directors for the following reasons:

•	failure to comply with the Charter of the Company, resolutions of the General Shareholders’ Meeting and the Board of Directors, internal documents of the Company;

•	in cases stipulated by the agreement made therewith;

•	in other cases provided for by the current law.

In case of early termination of the authority of the Chief Executive Officer, the Board of Directors shall appoint a new Chief Executive Officer.

19.8    A person acting as the Company’s Chief Executive Officer as well as members of the Company’s Management Board can only serve on the management bodies of other companies subject to approval by the Company Board of Directors.

19.9    Other rights and responsibilities of the Chief Executive Officer of the Company shall be determined by the Federal Law on Joint-Stock Companies, other regulatory and legal acts of the Russian Federation, internal documents of the Company and the agreement made between the Company and the Chief Executive Officer.

19.10    Upon resolution of the General Shareholders’ Meeting, the authority of the sole executive body of the Company may be laid on a commercial institution (management company) or an individual entrepreneur (manager) on a contractual basis.

If the authority of the sole executive body has been laid on a management company or a manager, the Company shall accrue civil rights and assume civil obligations through such management company or manager in compliance with the first clause, paragraph 1, Article 53 of the Civil Code of the Russian Federation.

If no resolution was passed as per creation of a new executive body of the Company or as per transfer of powers of the executive body of the Company to a management company or to a manager, the powers of the executive bodies of the Company shall remain valid till the above mentioned resolutions are passed.

19.11    A resolution on transferring the authority of the sole executive body of the Company to a management company or a manager shall be taken by the General Shareholders’ Meeting only upon recommendation of the Board of Directors of the Company.

19.12    Management Board of the Company shall act on the basis hereof and a bylaw to be approved by the General Shareholders’ Meeting that shall determine terms and procedure for convening and holding meetings thereof, procedure for taking resolutions and other issues of organizing activities of the Management Board.

The following issues shall refer to the competence of the Management Board of the Company:

•

elaboration and presentation for review by the Board of Directors of forward-looking plans relating to conduct of the Company’s priority lines of operation and proposals as to the strategy of the Company’s development;

•	development and implementation of the current Company’s business following the main directions of Company’s business: investments and innovation, economics and finance, staff and social programs;

•	elaboration, study and presentation for review by the Board of Directors of reports regarding implementation of the Company’s investment projects that are worth more than USD 30 mln;

•	elaboration, study and presentation for review by the Board of Directors of the Company’s investment projects that are worth more than USD 50 mln;

•

presentation to the Board of Directors of proposals regarding distribution and acquisition by the Company of placed bonds and Company participation (obtaining or increasing participation) in other entities or giving up (reducing) Company participation in other entities;

•	approval of the Company’s annual and forward-looking investment programs;

•	approval or modification of policies that are not within the competence of the Board of Directors;

•	approval of the Company’s document that prescribes the form, structure and contents of the Company’s annual report;

•

approval of a transaction the Company makes in connection with a (possible) alienation of the Company’s non-current assets if such non-current assets are worth 10% to 25% of the balance sheet value of the Company’s assets on the date of transaction approval, except of transactions which the Company is interested in;

•

taking resolutions regarding the Company’s exercise of powers as shareholders of (participant in) other entities when candidates are nominated to Boards of Directors, audit committees and to the sole executive body;

•	establishment of a wage system and development of proposals on the incentive system for the Company’s employees;

•	appointment and discharge of the Secretary of the Management Board;

•

consideration of annual and quarterly finance plans, reports (documents and other information) concerning the Company’s activity and companies that are the Company’s Enterprises and the list of which is approved by the Management Board (hereinafter - the “Enterprises”);

•

solution of other issues connected with the Company’s current activity submitted for consideration by the Board Chairman of the Company, Company Board of Directors or its shareholder who has at least 20 percent of Company’s voting shares.

The Board of Directors has the right to issue recommendations to the executive bodies of the Enterprises regarding the following:

•

development and implementation of the general development strategy of Enterprises, including organization of production and technical, finance, price, sales, investment, social and staff policy, as well as coordination of Enterprises activity;

•	development, approval and control over annual (quarter) production programs, as well as shipping, financial data, budgets, investment and other Enterprise programs;

•	approval and control over income and expense budget performance (IEB), as well as profit and loss account and cash flow budgets of Enterprises (CFB);

•	analysis and summary of work results of Enterprises, as well as providing of recommendations concerning improvement of Enterprises activity;

•	preparation of proposals concerning key parameters and conditions of equity security issue and dividend policy;

•	development of bonus systems for employees of the Enterprises;

•	approval of main parameters of organizational structures of the Enterprises;

•	participation (establishing and increasing participation) and giving up (reducing) participation of the Enterprises in other entities, reorganization of the Enterprises;

•

approval of a transaction the Enterprise makes in connection with a (possible) alienation of the Enterprise’s non-current assets that are worth 20% to 25% of the balance sheet value of the Enterprise’s assets on the date of approval of such transaction, except for transactions that the Company is interested in;

•	preparation of proposals on other issues of Enterprises business and financial performance.

19.13    The quantitative composition of the collegial executive body (Management Board) shall be determined by the Board of Directors.

The quorum for a meeting of the collegial executive body of the Company (Management Board) shall amount to at least a half of the number of persons elected to the collegial executive body of the Company (Management Board).

19.14    Meetings of the collegial executive body (Management Board) of the Company shall be arranged by the Chairman of the Management Board of the Company who shall sign any documents approved by the Management Board of the Company. Meetings of the Management Board of the Company shall be minuted. Minutes of meetings of the Management Board of the Company shall be provided on request to members of the Board of Directors of the Company, the official responsible for organizing and conducting the internal audit (the head of the structural unit responsible for organizing and conducting the internal audit), the Auditor of the Company.

19.15    Voting rights of a member of the collegial executive body of the Company (Management Board) may not be assigned to another person, including another member of the collegial executive body of the Company (Management Board).

19.16    Members of the Management Board shall be elected for an indefinite period. Authorities of any member (all members) of the Management Board may be terminated early by the Company Board of Directors at its own request, at the request of the Chairman of the Management Board of the Company or at the request of a member of the Management Board. Authorities of a member of the Management Board shall be deemed terminated from the date determined by the resolution of the Company Board of Directors or, if it is not determined, from the date of the resolution of the Board of Directors.

19.17    The General Director and members of the Management Board of the Company shall disclose information about their holding of the Company securities and on sale and/or purchase of the Company securities.

Article 20. RESPONSIBILITY OF MEMBERS OF THE BOARD OF DIRECTORS,

MEMBERS OF THE MANAGEMENT BOARD AND THE CHIEF EXECUTIVE

OFFICER OF THE COMPANY

20.1    In exercising their rights and discharging obligations the members of the Board of Directors of the Company, members of the collegial executive body (Management Board) and the sole executive body (Chief Executive Officer) of the Company shall act in the interests of the Company, they shall exercise their rights and discharge obligations in good faith and reasonably.

20.2    Members of the Board of Directors, members of the collegial executive body (Management Board) of the Company and the sole executive body (Chief Executive Officer) of the Company shall be liable to the Company for losses inflicted on the Company by their guilty actions (omissions), unless other grounds are provided by Federal Laws. Herewith, no liability shall arise for members of the Board of Directors of the Company, members of the collegial executive body (Management Board) of the Company who voted against the adoption of resolution that caused losses to the Company or the shareholder, or who did not participate in the vote at all.

20.3    When determining the grounds and the amount of liability of members of the Board of Directors, members of the collegial executive body (Management Board) and the sole executive body (Chief Executive Officer) of the Company, normal business conditions and other circumstances important for the case shall be taken into account.

20.4    If several persons are liable in compliance with this article, they shall have joint liability.

20.5    The Company or shareholder(s) owning on aggregate at least 1 percent of placed ordinary shares of the Company shall be entitled to sue a member of the Board of Directors, a member of the collegial executive body (Management Board) or the sole executive body (Chief Executive Officer) of the Company in a court of law in order to recover damages inflicted on the Company in the case stipulated by clause 20.2.

Article 21. ACQUISITION AND REACQUISITION OF PLACED SHARES BY THE COMPANY

21.1    The Company shall be entitled to acquire placed shares of the Company upon resolution of the General Shareholders’ Meeting on reduction of the charter capital of the Company by purchasing a portion of shares for the purpose of reducing the total number thereof.

21.2    Shares acquired by the Company on the basis of a resolution of the General Shareholders’ Meeting on reduction of the charter capital of the Company by purchasing shares for the purpose of reducing the total number thereof shall be cancelled upon the purchase thereof.

21.3    The Company shall be entitled to acquire placed shares upon resolution of the Board of Directors in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies.

21.4    Shares acquired by the Company in compliance with clause 2 of Article 72 of the Federal Law on Joint-Stock Companies shall not grant a voting right, shall not be taken into account when counting votes and dividend shall not be paid on them. Such shares shall be sold at the price not lower than their market price no later than one year after the date of acquisition thereof. Otherwise, the General Shareholders’ Meeting shall resolve on reducing the charter capital of the Company by canceling such shares.

21.5    Payment for shares acquired by the Company may be made in cash, securities, other property, as well as property related or other rights having a monetary valuation.

21.6    In resolving to acquire placed shares of the Company, the Company shall be guided by restrictions established by the Federal Laws.

21.7    Holders of voting shares shall be entitled to demand that the Company buy all or a portion of their shares in the following cases:

21.7.1    reorganization of the Company or major transaction that shall be approved by resolution of the General Shareholders’ Meeting, the subject of which is property, the value of which is more than 50 percent of the asset’s carrying amount of the Company, determined according to its accounting (financial) statements as of the last reporting date (including being an interested party transaction), if they voted against the resolution on reorganization or approval of such transaction, or did not participate in the voting on these items;

21.7.2    introduction of amendments and supplements to the Charter of the Company (resolution of the General Shareholders’ Meeting that is the basis for amendments and supplements to the Charter of the Company) and approval of a new version of the Charter of the Company that limit their rights, if they voted against a corresponding resolution or did not participate in the voting;

21.7.3    resolution of the General Shareholders’ Meeting on introducing amendments in the Charter eliminating the indication that the Company is a public one concurrently with the resolution on the company appeal to the Bank of Russia with a statement about its release from the obligation to disclose information under the laws of the Russian Federation on securities and resolution on applying for delisting shares and equity securities convertible into shares, if they voted against the corresponding resolution or did not participate in the voting.

21.8    The list of shareholders entitled to demand that the Company buy shares owned by them shall be made on the basis of the information of parties in the list entitled to participate in the General Shareholders’ Meeting with the agenda that includes items with voting in compliance with the Federal Law on Joint-Stock Companies that may entail rights to demand the reacquisition of shares and the claims to the Company made by shareholders regarding the reacquisition by the Company of their shares.

21.9    The shares of the Company shall be reacquired at the price determined by the Board of Directors of the Company but not lower than the market value that shall be determined by a valuator without taking into account the changes thereof caused by actions of the Company that entailed the right to demand valuation and acquisition of shares.

21.10    The repurchase price of the Company’s shares circulating in organized trading no less than the period specified in this clause shall not be less than the average price determined by the results of organized trading in the six months preceding the date of resolution of the General Shareholders’ Meeting with the agenda that includes items with voting in compliance with the Federal Law on Joint-Stock Companies that may entail rights to demand the reacquisition by the Company of their shares.

Article 22. CONTROL OVER FINANCIAL AND BUSINESS OPERATIONS OF THE COMPANY

22.1    The auditor (individual or audit company) of the Company shall examine financial and business operations of the Company in compliance with legal acts of the Russian Federation and on the basis of the agreement concluded therewith.

22.2    The General Shareholders’ Meeting shall approve the auditor of the Company. The Board of Directors shall determine the amount of remuneration for the services thereof.

22.3    On the basis of results of examining financial and business operations of the Company the Auditor of the Company shall write an opinion that shall include the following:

22.3.1    confirmation of reliability of data included in reports and other financial documents of the Company;

22.3.2    information about established cases of violations of accounting and reporting (financial) procedures stipulated by legal acts of the Russian Federation and violations of legal acts of the Russian Federation in conducting financial and business operations.

Article 23. ACCOUNTING AND REPORTING, DOCUMENTS OF THE

COMPANY, INFORMATION ABOUT THE COMPANY

23.1    The Company shall conduct accounting and submit accounting (financial) reports in compliance with the laws of the Russian Federation.

23.2    The fiscal year of the Company shall be from January 1 till December 31. The first fiscal year (the year of establishment) shall be from the moment of state registration till December 31.

23.3    The responsibility for organization, condition and reliability of accounting in the Company, timely filing of accounting (financial) reports with corresponding bodies, information about operations of the Company provided to shareholders, creditors and the mass media shall be borne by the sole executive body (Chief Executive Officer) of the Company in compliance with the Federal Law on Joint-Stock Companies, other legal acts of the Russian Federation and the Charter of the Company.

23.4    Within the preparation to the General Shareholders’ Meeting the persons entitled to participate in the General Shareholders’ Meeting shall be provided with the report on the related party transactions performed during the accounting year. The above mentioned report shall be signed by sole executive body of the Company and approved by Board of Directors of the Company. The information on the made transactions listed in clause 2 of article 81 of the Federal Law is not to be included into the report.

23.5    The Company shall keep the documents, stipulated by the Federal Law on Joint-Stock Companies, the Charter of the Company, internal documents of the Company, decisions of the General Shareholders’ Meeting, decisions of the Company Board of Directors, management bodies of the Company, as well as the documents stipulated by regulatory and legal acts of the Russian Federation.

23.6    The Company store documents specified in clause 23.5 hereof at the location of the sole executive body of the Company in compliance with and within the terms determined in the applicable laws of the Russian Federation Bank.

23.7    The Company shall provide access of shareholders on their request to the following documents:

1) establishment agreement of the Company, resolution on establishment of the Company, Charter of the Company, as well as amendments and supplements introduced in the Charter of the Company and duly registered;

2) document confirming the state registration of the Company;

3) resolution on issue (additional issue) of securities, amendments in the resolution on issue (additional issue) of securities, report on the results of the issue (additional issue) of securities, notice on the results of the issue (additional issue) of securities;

4) internal documents of the Company, regulating the activities of its bodies approved by the General Meetings of Shareholders;

5) regulations on the affiliate or representative office of the Company;

6) annual reports;

7) annual accounting (financial) reporting documents and audit report about it;

8) reports of valuators formed in accordance with the requirements of the Federal Law on Joint-Stock Companies in cases of reacquisition of shares by the Company at the request of the shareholder;

9) documents received by the Company in accordance with Chapter XI.1 of the Federal Law on Joint-Stock Companies;

10) minutes of General Meetings of Shareholders;

11) lists of affiliated persons of the Company;

12) conclusions of the audit committee of the Company;

13) prospectus for securities, quarterly reports of the issuer and other documents containing information to be published or otherwise disclosed in compliance with the Federal Law on Joint-Stock Companies and other Federal Laws;

14) notices of shareholder agreements delivered to the Company, as well as lists of persons involved in those agreements;

15) court decisions and decisions on disputes, dealing with the establishment of the Company, management thereof or participation in management thereof, as well as judicial acts on such disputes, including the determination to initiate arbitration proceedings in the case and the adoption of a statement of claim or statement of changing the basis or subject of a previously filed claim.

23.8    The Company shall provide access of the shareholder(s) owning at least one percent of the voting shares of the Company to the following information and documents at their request:

1) information relating to transactions (unilateral transactions), which, in accordance with the Federal Law on Joint-Stock Companies, are major transactions and/or related party transactions, including the type, subject, content and size of such transactions, the date of their completion and the deadline for the fulfillment of obligations thereon, information on the adoption of resolution on obtaining consent to conclude or on the subsequent approval of such transactions;

2) minutes of meetings of the Board of Directors of the Company;

3) reports of valuators on the valuation of property in respect of which the Company concluded transactions that, in accordance with the Federal Law on Joint-Stock Companies, are major transactions and/or related party transactions.

23.9    The request of the shareholder(s) owning less than 25 percent of the voting shares of the Company to provide documents and information provided for in clause 23.8 of the Charter of the Company should indicate the business purpose for which documents are requested.

23.10     The Company shall provide access of the shareholder(s) owning at least 25 percent of the voting shares of the Company to the following documents at their request:

1) minutes of meetings of the collegial executive body of the Company (Management Board);

2) accounting documents.

23.11    The documents stipulated by clause 23.7, 23.8 and 23.10 hereof shall be provided by the Company within seven business days of the date a corresponding request was made on the premises of the executive body of the Company, unless otherwise specified by the internal document approved by the General Meeting or the Company Board of Directors and published on its website in the Internet telecommunication network. The Company shall provide copies of specified documents as required by shareholders entitled to review the documents specified in clause 23.7, 23.8 and 23.10 hereof. The fee charged by the Company for the copies shall not exceed the cost of making thereof and, if the requirement indicates the need to send them to the address indicated by the shareholder, the corresponding shipping costs.

23.12    Documents of the Company can be familiarized with within business hours determined in the Company, namely, from Monday till Friday from 09:00 a.m. till 06:00 p.m.

23.13    Responsibility for organization and storage of documents of the Company shall be borne by the sole executive body (Chief Executive Officer) of the Company whose orders in accordance with the Charter and the applicable laws determine the procedure of accepting, storing and issuing documents of the Company (including other documents), as well as responsible employees of the Company, who accept, store and issue documents of the Company.

23.14    The Company shall disclose information in compliance with the applicable laws and the internal documents of the Company. The sole executive body of the Company (Chief Executive Officer) shall be responsible for disclosing information on the operations of the Company.

Article 24. REORGANIZATION OF THE COMPANY

24.1    The Company may be voluntarily reorganized upon resolution of the General Shareholders’ Meeting in the order prescribed by the Federal Law on Joint-Stock Companies. Other grounds and the procedure of reorganizations shall be determined by the applicable laws of the Russian Federation.

24.2    Reorganization of the Company may take place in the form of merger, accession, split-up, spin-off and transformation into another organizational and legal form.

24.3    It shall be permitted to reorganize the company with simultaneous combination of various forms stipulated by the applicable laws of the Russian Federation.

It shall be permitted to reorganize involving two or more legal entities, including those established in various organizational and legal forms, if applicable laws of the Russian Federation provide for the possibility of transformation of a legal entity of one of such organizational and legal forms into another legal entity of another organizational and legal form.

24.4    The property of companies created as a result of reorganization shall be made up only of the property of companies being reorganized.

In case of reorganization of the Company in the form of accession of another company thereto, the Company shall be deemed reorganized from the moment an entry is made in the unified state register of legal entities about the termination of the accessed company.

24.5    The company under reorganization shall, following the reorganization commencement record made in the Unified Register of Legal Entities, publish two monthly notices of reorganization using the mass media where legal entities’ state registration details are made available; the notice of reorganization shall meet the requirements set out in the Federal Law on Joint-Stock Companies. Where two or more companies are involved in the reorganization, notice of reorganization shall be published on behalf of all the companies involved by the company that was the last to authorize the specified reorganization or the one determined by the reorganization resolution.

In case of reorganization, creditors shall be granted warranties as set out in Article 60 of the Civil Code of the Russian Federation, in addition, the specified Article shall not be applicable to relations arising out when reorganizing the legal entity in the form of transformation.

24.6    State registration of companies created as a result of reorganization and making entries about the termination of reorganized companies shall be carried out, provided there is evidence of notifying creditors in compliance with the procedure established by the clause 24.5 hereof.

If the transfer act does not make it possible to determine the successor of the reorganized company, and if the transfer act or other circumstances result in unfair distributed assets and liabilities of reorganized legal entities during reorganization that led to significant infringement of interests of creditors, the reorganized legal entity and legal entities established as a result of reorganization are jointly liable for such obligation. State registration of the legal entity established as a result of reorganization (in case of registration of several legal entities – the first one in terms of time of state registration) shall be permitted not earlier than expiration of the relevant term for appealing against the resolution on reorganization.

Article 25. LIQUIDATION OF THE COMPANY

25.1    The Company may be liquidated voluntarily upon a resolution of the General Shareholders’ Meeting or upon a court ruling in cases and in compliance with the applicable laws of the Russian Federation.

25.2    In case of voluntary liquidation of the Company, the Board of Directors shall refer the issue of liquidation of the Company and appointment of the liquidation commission to the General Shareholders’ Meeting for resolution.

The General Shareholders’ Meeting shall resolve on liquidation of the Company and appointment of the liquidation commission, where the membership shall be equal to that of the Board of Directors determined hereby.

The procedure of proposing candidates to the liquidation commission and the procedure of voting shall be determined by the Regulation on the liquidation commission approved by the General Shareholders’ Meeting.

In case of forced liquidation, the liquidation commission may be appointed by a court of law that also determines the membership thereof.

25.3    From the moment the liquidation commission is appointed, it shall acquire all the authority in managing operations of the Company. The liquidation commission shall represent the Company in a court of law.

The liquidation commission shall be responsible for damages inflicted on the Company, shareholders thereof and third parties in compliance with the civil laws of the Russian Federation. The liquidation commission shall act in good faith and reasonably in the interests of the liquidated Company and its creditors.

25.4    The liquidation commission shall publish an announcement of liquidation of the Company, the procedure and time period for making claims by creditors thereof in the in the mass media that publish information about registration of legal entities. The period of time for creditors to make their claims cannot be less than two months of the date the announcement of liquidation of the Company is published.

25.5    If the Company does not have liabilities to creditors at the time a resolution on liquidation of the Company is taken, the property thereof shall be distributed among shareholders in compliance herewith.

25.6    The liquidation commission shall take measures to identify creditors and receive accounts receivable, and shall notify creditors in written form about liquidation of the Company.

25.7    Upon expiration of the period of time, when creditors may make claims, the liquidation commission shall prepare an interim liquidation balance sheet, containing information about the property of the Company, list of claims of creditors, results of consideration thereof, as well as list of claims satisfied by a legally effective court ruling, regardless of whether such requirements are accepted by the liquidation commission.

The interim liquidation balance sheet shall be approved by the General Shareholders’ Meeting.

25.8    If the Company does not have enough cash to meet the claims of creditors, the liquidation commission shall sell other property of the Company for that in compliance with the laws the foreclosure, auction shall be permitted, except for objects valued over one hundred thousand (according to the approved interim liquidation balance sheet), where the auction is not required for their sale.

The liquidation commission shall pay cash amounts to creditors after repayment of current expenses required for liquidation in compliance with the order of priority established by the Civil Code of the Russian Federation, in compliance with the interim balance sheet, starting from the date of the approval thereof.

25.9    After settling accounts with creditors the liquidation commission shall prepare a liquidation balance sheet that shall be approved by the General Shareholders’ Meeting.

25.10    The Company’s assets left after settling with creditors shall be allocated by the liquidation commission to shareholders in the following sequence:

25.10.1    first, payments shall be made on shares to be redeemed in compliance herewith;

25.10.2    second, payments of declared but unpaid dividends on preferred shares as well as the liquidation value per preferred shares as set out herein;

25.10.3    third, assets shall be allocated to holders of ordinary and preferred shares.

25.11    Distribution of property of each order of priority shall take place after full distribution of property of the preceding order of priority.

If the Company does not have enough property to pay declared but unpaid dividends and the liquidation value determined by this Charter to all holders of preferred shares, the property shall be distributed among holders of preferred shares proportional to the number of shares owned by them.

25.12    Liquidation of the Company shall be deemed completed and the Company terminated upon state registration body makes a corresponding entry in the unified state register of legal entities in compliance with the Law on State Registration of Legal Entities.